                                                                   EXHIBIT 10.23

                            OPERATING AGREEMENT FOR
                       CALLAWAY GOLF MEDIA VENTURES, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY

This Operating Agreement (this "Agreement") governs the relationship among the Members of Callaway Golf Media Ventures, LLC, a California limited liability company ("Company") and between Company and the Members, subject to the Articles and the Act, as either may be amended from time to time.

In consideration of their mutual promises, covenants, and agreements, the Members hereby promise, covenant, and agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

The capitalized terms used in this Agreement shall be defined either: (a) as set forth in Exhibit A, which is incorporated herein by reference; or, (b) if not defined in Exhibit A, as such terms are defined elsewhere in this Agreement.

                                   ARTICLE 2
                               FORMATION MATTERS

2.1  Formation.  Callaway Golf Company, a California corporation ("Golf") and
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Callaway Editions, Inc., a Delaware corporation ("Editions"), as organizers, have formed a limited liability company under the laws of the State of California by the filing of the Articles pursuant to the Act. The business of Company shall be conducted under such name until such time as the Managers shall hereafter designate otherwise and the Managers file amendments to the Articles in accordance with applicable law.

2.2  Matters Regulated by Operating Agreement.  Subject to the Articles and the
     ----------------------------------------
Act, as both may be amended from time to time, the internal affairs of Company shall be regulated by this Agreement as it shall be amended from time to time and by the Managers appointed and serving thereunder. If there is a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or the provisions of the Articles, such provisions of the Act or the Articles, as the case may be, will control.

2.3  Term of the Operating Agreement.  The term of this Agreement shall commence
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on the date of this Agreement and terminate the later of (i) December 31, 2072 and (ii) the date the copyright of Company in the last Guide expires under the United States Copyright Act, unless Company is earlier terminated upon its voluntary or involuntary dissolution or as otherwise provided in this Agreement. Despite the foregoing, September 1, 1997 shall be utilized for purposes of measuring the commencement of operations for purposes hereof, including Section 5.13.1.

2.4  Office and Agent.  The Company shall continuously maintain an office and
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registered agent in the State of California as required by the Act. The principal office of the Company shall be at 70 Bedford Street, New York, New York 10014, or such other location as may be determined by the Managers. The registered agent shall be as stated in the Articles or as otherwise determined by the Managers.

2.5  Other Formation Matters.  Company will pay its expenses of organization and
     -----------------------
reimburse any person advancing funds for this purpose. The Managers may identify other places of business for Company, appoint agents for service of process and mailing filings as may be required or desirable under the laws of such other places. Company shall pay all expenses incurred in organizing Company other than attorneys fees; attorneys fees payable to the attorneys for Golf and the attorneys for Editions in connection with the negotiation and formation of Company shall be paid by the Member incurring such fees and not by Company.

                                   ARTICLE 3
                   BUSINESS PURPOSE; BUSINESS PLAN AND BUDGET

3.1  Purpose.  Company's purpose shall be to publish the Callaway Golf Guides
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(the "Guides") in print form and such other media as the Members both agree to and to conduct such other businesses as the Members both agree to. Company shall conduct no other businesses.

3.2  Plans and Budgets.  Editions, through the Editions Management Personnel,
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shall prepare a business plan and budget for Company as soon as practicable and shall update such plan and budget as agreed to by the Members. The plan and each update are subject to approval by Golf.

                                   ARTICLE 4
          MEMBERS, CAPITAL CONTRIBUTIONS AND WITHDRAWALS, MEMBERSHIP
      INTERESTS, ADMISSIONS, CERTIFICATES AND LIMITATIONS ON LIABILITIES
                        AND RESPONSIBILITIES OF MEMBERS

4.1  Members; Initial Capital Contributions.  Members, their respective
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addresses, their initial Capital Contributions to Company (the "Initial Contributions"), and their respective initial Percentage Interests in Company are set forth on Exhibit B. All initial Capital Contributions are hereby assigned and contributed to Company.

4.2  No Other Required Capital Contributions; Additional Funding Requirements.
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No Member shall be required to make any Capital Contributions to Company other than the Initial Capital Contribution set forth opposite the Member's name on Exhibit B, except by mutual agreement of both Members. Despite the foregoing, if funds beyond the Initial Contributions and the Loan are required to operate Company, as determined by the Managers, additional funding may be sought from any source, including Golf, Editions, or a third party investor in the form of equity or debt at the prevailing rates and terms offered in the market at the time of such funding. Both Golf and Editions will have a right of first refusal in providing such funding on a pro rata basis based upon their then respective Percentage Interests. Company will first seek such funds in the form of debt from third party lenders, if such funds can be obtained at reasonable commercial rates, without guaranties from Golf or Editions.

4.3  License of Callaway Name.  Golf hereby agrees to license at no charge to
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Company the tradename and/or service name and mark "Callaway Golf" to Company solely for use in connection with the publishing of the Guides and other activities to be undertaken by Company pursuant to Article 3. Such license is non-exclusive and shall terminate upon dissolution of Company. All specific uses by Company of the mark "Callaway Golf" shall be subject to the approval of the Managers appointed by Golf (in their sole discretion) and such reasonable controls as may be determined by Golf from time to time. Nothing in this Agreement shall affect, limit, expand, modify or otherwise change any rights that either Golf or Editions may have in or to the name or mark "Callaway", including any right to challenge the use of the mark by the other Member. All such rights are expressly reserved by each party.

4.4  Loan.  Golf hereby agrees to loan Company up to $20,000,000 (including
     ----
accrued interest) on a secured basis (the "Loan") on the terms and conditions of the Loan Agreement attached hereto as Exhibit C.

4.5  Editions Option.  Golf hereby grants Editions the option to acquire a
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portion of Golf's interest in Company, up to a ten percent (10%) Percentage Interest (including the appropriate proportion of Golf's Capital Account) at an aggregate price of One Hundred Thousand Dollars ($100,000). Such option may be exercised in part on a pro rata basis. This option will expire August 31, 2000. The option must be exercised by written notice to Golf along with payment in cash or good funds of the exercise price.

4.6  Form of Capital Contributions.  As provided in the Articles, the Initial
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Contributions shall be in the form of cash and property contributions. Any subsequent Capital Contributions may be in any type of property or cash as may be agreed upon by both Members. Loans or services by a Member to Company (including the Loan) will not be considered contributions to the capital of Company.

4.7  No Withdrawals of Capital Contributions.  No Member shall have the right to
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withdraw its Capital Contributions or to demand and receive property of Company or any distribution in return for its Capital Contributions, except as may be specifically provided in this Agreement or required by law. No Member shall receive out of Company property any part of its Capital Contribution until: (i) all liabilities of Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of Company sufficient to pay them; (ii) the consent of all Members is had, unless the return of the Capital Contributions to the Member may be rightfully demanded as provided in the Act; or (iii) the Articles are canceled or so amended as to set out the withdrawal or reduction.

4.8  Admission of Additional Members.  The Members may admit to Company
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additional Members who will participate in the profits, losses, available cash flow, and ownership of the assets of Company on such terms as are determined by the Members.

4.9   Limitation on Liability.  No Member or Manager shall be liable under a
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judgment, or order of the court, or in any other manner, for a debt, obligation or liability of Company, except as provided by law. Except for the Loan, no Member shall be required to loan any funds to Company. No negative balance in a Member's Capital Account will create any liability for Member to any third party.

4.10  Liability of Members to Company.  A Member is liable to Company for:  (i)
      -------------------------------
the difference between its contribution to capital as actually made and that stated in the Articles as having been made; and (ii) any unpaid contribution to capital which it agreed in the Articles to make in the future when, and on the conditions, stated in the Articles. A Member holds as trustee for Company: (i) specific property stated in the Articles as contributed by such Member, but which was not contributed or which has been wrongfully or erroneously returned; and (ii) money or other property wrongfully paid or conveyed to such Member on account of its contribution. The liabilities of a Member as set out in this Section can be waived or compromised only by agreement of both Members, but a waiver or compromise shall not affect the right of a creditor of Company who extended credit or whose claim arose after the filing and before a cancellation or amendment of the Articles, to enforce the liabilities. When a Former Member has rightfully received the return in whole or in part of its contribution, the Former Member is nevertheless liable to Company for any sum, not in excess of the return with interest, necessary to discharge liability to all creditors of Company who extended credit or whose claims arose before the return and who have a claim against Company based on such liability.

4.11  No Responsibility For Other Member's Commitments.  If a Member or any
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Member's Affiliate has incurred any indebtedness or obligation prior to the date hereof that relates to or otherwise affects Company, neither Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by Company pursuant to a written instrument approved by the Managers. Furthermore, neither Company nor any Member shall be responsible or liable for any indebtedness or obligation hereafter incurred by any other Member or such Member's Affiliates. If a Member or such Member's Affiliates (collectively, the "liable Member"), whether prior to or after the date hereof, incurs or has incurred any debt or obligation that neither Company nor the other Members has any responsibility or liability for, the liable Member shall indemnify, defend and hold harmless Company and the other Members from any liability or obligation they may incur in respect thereof.



                                   ARTICLE 5

                       MANAGEMENT AND CONTROL OF BUSINESS

5.1  Management Of Company.
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     5.1.1  Management by Managers.  All powers of Company shall be exercised by
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or under the authority of, and the business and affairs of Company shall be managed under the direction of, the Managers, unless otherwise provided in the Act, the Articles, or this Agreement.

     5.1.2  Appointment Of Managers By Members.  Company shall have three (3)
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Managers. Golf shall be entitled to appoint two (2) Managers and Editions shall be entitled to appoint one (1) Manager. Each Member may replace its elected Managers at any time upon written notice and a Manager may delegate his or her authority in writing to another person. No compensation shall be paid by, or charged to, Company for the time spent by Managers in that capacity. Members may change the number of Managers only by agreement of both Members.

5.2  Meetings.  The Managers shall hold regular meetings at such time and place
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as shall be determined by the Managers. Special meetings of the Managers may be called at any time by any one Manager. A quorum for any meeting shall be two
(2) Managers, one of which must be the Manager appointed by Editions. No action may be taken by the Managers unless such quorum is present. The affirmative vote of at least two (2) Managers shall be required for any act or decision of the Managers. Despite the foregoing any merger, sale, consolidation or reorganization of Company or any conversion, exchange, reclassification, or other change of or to any interest in the capital or profits of Company will require the affirmative vote of all three (3) Managers. Any or all Managers may participate in any meeting by, or through the use of, any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager so participating is deemed to be present in person at the meeting. At any meeting, the Managers shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting that shall be placed in the minute books of Company.

5.3  Committees.  The Managers may establish one or more committees.  Each
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committee shall exercise those powers of the Managers delegated to it by the Managers. No action required or permitted to be taken by any such committee shall be taken without the affirmative vote of the majority of the members of such committee.

5.4  By-Laws.  The Managers shall have the authority to adopt, implement and
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amend by-laws governing the management and operation of Company.

5.5  Officers.  Company may have officers; however such officers shall only have
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such powers as are expressly authorized by the Managers and shall not have any other powers whatsoever, including any power to bind Company. The officers shall be appointed and may be removed by the Managers. Each officer shall hold office for the term for which he or she is elected until his or her successor has been elected.

5.6  Procedural Matters of the Managers.  Each Manager shall have one vote in
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all matters presented to the Managers for decision or approval. Unless waived in writing by all Managers (before or after a meeting) at least ten (10) business days prior written notice of any special or regular meeting shall be given to each Manager. Any action required or permitted to be taken by the Managers or any committee thereof may be taken without a meeting, if all Managers consent in writing. Such consent shall have the same effect as a unanimous vote of the Managers or committee, as the case may be. To the extent not set forth in this Agreement, all procedures of the Managers shall be handled as if the Managers were a Board of Directors of a California corporation.

5.7   Specific Duties.  If required by law, the Managers will qualify Company to
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do business in New York and such states as are required to fulfill Company's business purposes. Funds of Company may not be commingled with funds of any other person and the Managers shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of Company. The bank accounts of Company shall be maintained in such banking institutions as approved by the Managers and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Managers determine. The Managers shall be responsible for authenticating the records of Company, including keeping correct and complete books of account which show accurately at all times the financial condition of Company, safeguarding all funds, notes, securities, and other valuables which may from time to time come into possession of Company and depositing all funds of Company with such depositories as the Managers shall designate.

5.8   Powers of Managers. The Managers, acting pursuant to this Section 5, shall
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have all necessary powers to carry out the purposes, business, and objectives of Company, including, but not limited to, the right to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of Company; to lend or borrow money and to issue evidences of indebtedness; to bring and defend actions in law or at equity; and to buy, own, manage, sell, lease, mortgage, pledge or otherwise acquire or dispose of Company property. Managers may deal with any related person, firm or corporation on terms and conditions available from an independent responsible third party that is willing to perform. Managers may not change the character of Company business or act in contradiction of the Articles or this Agreement. In dealing with Golf or its affiliates, the Managers shall recognize that Golf is an interested party and shall have the burden of showing that any relationship with Golf is fair to Company; such requirement shall be deemed satisfied and Editions shall be deemed to have determined the fairness of the transaction to the Company and Editions if Editions or the Manager appointed by Editions approves the transaction. The Loan is hereby approved by Editions as fair to Company.
It is expressly understood that, in exercising its rights under the Loan, Golf is not acting as a fiduciary and may exercise its rights under such agreement in the same manner as any unrelated third party.

5.9   Reimbursement of Expenses.  Any Manager shall be entitled to reimbursement
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from Company of all reasonable business expenses of Company properly incurred pursuant to procedures adopted by the Managers and paid by such Manager on behalf of Company.

5.10  Conclusive Evidence Of Authority.  Every contract, deed, mortgage, lease
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and other instrument executed pursuant to a resolution of the Managers shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof: (i) Company was in existence, (ii) neither this Agreement nor the Articles had been amended in any manner so as to restrict the delegation of authority among Members or the Managers; and (iii) the execution and delivery of such instrument was duly authorized by the Members and Managers. Any person may always rely on a certificate addressed to him and signed by at least two Managers: (i) as to who are the Members or Managers hereunder; (ii) as to the existence or non-existence of any facts which constitute a condition precedent to acts by the Members or the Managers or in any other manner germane to the affairs of Company; (iii) as to who is authorized to execute and deliver any instrument or document of Company; (iv) as to the authenticity of any copy of the Articles, this Agreement, amendments thereto and any other document relating to the conduct of Company affairs; and (v) as to any act or failure to act by Company or as to any other matter whatsoever involving Company, any Manager or any Member in the capacity as a Member or Manager of Company.

5.11  No Individual Authority for a Member.  No Member acting alone shall have
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any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of, any other Member or Company. All actions of Company must be taken by the agreement of both Members, or by the Managers, as authorized by this Agreement.

5.12  Day-To-Day Operations.  Day-to-day operations of Company, including
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production, marketing and distribution of the products and the development of new products (if any), will be the responsibility of persons selected by the Managers. It is expected that some of such activities will be conducted by persons employed by Editions and, in such circumstances, Editions will be reimbursed at its direct cost for such services, if any, rendered to Company by Editions' employees other than Editions Management Personnel. Golf will designate a person to participate in the day-to-day management of Company and to act as a liaison with Golf. Such person will be an employee of Golf, but Company will reimburse Golf upon demand for the compensation and other expenses paid to such person by Golf. Editions will have the right to approve such person, which approval will not be unreasonably withheld or delayed.

5.13  Management Fee; Incentive Plan.
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      5.13.1  Fee.  Editions will receive management fees of an aggregate of
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$450,000 per annum (payable in quarterly installments) for the first five (5) years of Company to cover the services of Nicholas Callaway, President and Editorial Director of Editions, and True Sims, Vice President and Director of Production of Editions or her successors (the "Editions Management Personnel") and their respective support staffs. If the publishing of the Guides requires more than five (5) years, the Members will negotiate an appropriate management fee for the Editions Management Personnel for the remaining period required to complete publication. For the management fee, Company will be entitled, on a cumulative basis, to 20% of the time and services of the Editions Management Personnel (and the time of Editions' support staff required to support the efforts of the Editions Management Personnel in providing their required services). No additional management fees will be payable if any projects are undertaken by Company beyond the Guides, unless expressly agreed to by Golf. While it is understood that Editions will be responsible for generating new products and concepts as well as analyzing third party concepts, Golf must approve all new products at various stages of development.

      5.13.2  Incentive Plan.  An incentive plan will be established providing
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Editions with the right to receive up to 10% of the profits from the Guides, with such right to commence only as to profits accruing after the date that Golf has received distributions from Company in an amount equal to the amount of its investment (including the Loan) plus a cumulative 30% per annum, after tax, internal rate of return on its investment (including the Loan). The foregoing shall not affect Company's right to maintain at all times adequate reserves before making distributions to Golf or Editions.

      5.13.3  Golf Services.  Golf has the right to be reimbursed at market
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rates for services provided to Company.

      5.13.4  Treatment of Expenses.  All amounts paid under this Section 5.13
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shall be for services and not for a Member's interest and shall be deemed expenses of Company.


                                   ARTICLE 6
                         MEETINGS AND VOTING OF MEMBERS

6.1  Time And Place Of Member Meetings.  Annual meetings of the Members shall be
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held each year in such places as the Managers may determine. Special meetings of the Members may be called by the Managers or by either Member.

6.2  Notice Of Meetings.  The Person calling a meeting shall deliver or mail
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written notice stating the date, time, and place of any meeting of Members and, in the case of a special Members' meeting or when otherwise required by law, a description of the purposes for which the meeting is called, to each Member , at such address as appears in the records of Company, such notice to be mailed at least ten (10), but not more than sixty (60), days before the date and time of the meeting. A Member may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to Company for inclusion in the minutes of Company. A Member's attendance at any meeting, in person or by proxy
(a) waives objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

6.3  Record Date.  The record date for the purpose of determining the Members
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entitled to notice of a Members' meeting, for demanding a special meeting, for voting, or for taking any other action shall be the tenth (10th) day prior to the date of the meeting or other action.

6.4  Voting.  A Member may appoint a proxy to vote or otherwise act for the
     ------
Member pursuant to a written appointment form executed by the Member or the Member's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Managers of Company. The general proxy of a fiduciary is given the same effect as the general proxy of any other Member. A proxy appointment is valid for eleven months unless otherwise expressly stated in the appointment form. At any meeting of Members, each

Member entitled to vote shall have a number of votes equal to the product of (i) its Percentage Interest (expressed as a whole number) as set forth on Exhibit B hereto, as amended from time to time, times (ii) one hundred (100). At any meeting of Members, presence of Members entitled to cast at least 51% of the total votes of all Members entitled to vote at such meeting constitutes a quorum. Unless otherwise expressly provided herein or by law, any action by Members requires approval of a majority of the Percentage Interests of Members. Upon the occurrence of a Dissolution Event, a Former Member shall not be entitled to any vote in determining whether Company shall continue, as provided in Section 12.1. No assignee of a Member's Interest in Company shall be entitled to vote or participate on any matters at any meeting unless such assignee becomes a substitute Member as contemplated in Section 13.3

6.5  Consent In Lieu of Meeting.  Subject to the applicable laws of the State of
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California, any action required or permitted to be taken at a Members' meeting may be taken without a meeting if the action is taken by all of the Members entitled to vote on the action. The action must be evidenced by one or more written consents describing the action to be taken, signed by all the Members entitled to vote on the action, and delivered to Company for inclusion in the minutes. The record date for determining Members entitled to take action without a meeting is the first date a Member signs the consent to such action.

6.6  Telephonic Participation at Meeting.  Any or all Members may participate in
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any annual or special Members' meeting by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member so participating is deemed to be present in person at the meeting.

6.7  Appointment Of Secretary For Meeting.  At any annual or special Members'
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meeting, the Managers shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of Company.

                                   ARTICLE 7

                  OWNERSHIP OF PROPERTY; ASSIGNMENT OF RIGHTS

7.1  Title to Properties.  Real and personal property owned or purchased by
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Company shall be held and owned, and conveyance made, in the name of Company. Instruments and documents providing for the acquisition, mortgage or disposition of property of Company shall be valid and binding upon Company if executed by two or more Managers of Company, unless otherwise authorized by the Managers.

7.2  Confidentiality; Ownership.  Each Member and each Manager agrees to hold in
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strictest confidence and not to use or disclose or make accessible to any person or entity, without the prior written consent of the Members, any Company Right or Company Information. Each Member and each Manager acknowledges that Company Rights and Company Information are solely owned by Company and that Company property may only be used for the benefit of Company.

7.3  Ownership And Disclosure Of Rights.  Each Member agrees that, subject to
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Section 7.4, any Rights which (a) are in whole or in part conceived or made by an employee of Company during the term of Company, and which result from any work performed by the employee for Company or (b) are made through the use of any Company Rights or any Company equipment, facilities, supplies or time, shall belong to and be owned exclusively by Company and be Company Rights, whether or not fixed in a tangible medium or expression. Any original works of authorship within the meaning of Company Rights will be "works made for hire" and Company will be the author under the U.S. Copyright Act (17 USCA, Section 101). If Company is not deemed to be the owner of any Company Rights upon creation, each Member hereby irrevocably assigns and transfers to Company all right, title and interest thereto, including copyrights. Each Member agrees from time to time to execute written transfers to Company of specific Company Rights, including original works of authorship and copyrights therein in a form acceptable to Company. Each Member agrees to cause its employees to execute agreements assigning Company Rights to Company. Each Member holds all Company Rights solely in trust for Company's sole benefit. Despite the foregoing, Company shall not acquire any rights in or to the Callaway name or mark except pursuant to the license from Golf provided in Section 4.3.

7.4  Independent Rights of Members; No Transfer.  Each Member owns and operates
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an independent business and owns its own Rights, including its own confidential
information.   It is expected that the Members may, from time to time, disclose certain of such Rights or other information to Company in connection with the operation of Company, although neither Member shall be required to disclose any of its Rights or other information to Company and any such disclosure will be in the sole discretion of the Member. Despite the provisions of Section 7.3, neither Company nor the other Member will acquire any right, title or interest in or to any Rights of a Member, even if utilized in the Guides or elsewhere, unless such Member executes a written agreement transferring such Rights (or an interest in or license thereto) to Company (or the other Member). Each Member agrees that Company Rights and Company Information shall in no event include any Right owned by a Member except to the extent of an interest granted in writing by a Member in its sole discretion in accordance with the preceding sentence. Company shall not use any Right or other information of a Member without the written consent of the Member (which may be withheld in its discretion) and any Right or other information of a Member shall be kept confidential in the same manner and to the same extent as required for Confidential Information and Company Rights pursuant to Section 7.2.

7.5  Copyright Registrations.  Each Member will assist Company to obtain U.S.
     -----------------------
and foreign copyright registrations (including transfers of ownership) covering Company Rights. If Company cannot for any reason, including a Member's disability, secure a Member's signature to apply for or pursue any application for any U.S. or foreign copyright registrations (or on any document transferring ownership) covering Company Rights, such Member hereby irrevocably designates and appoints Company and its officers and agents as the Member's agent and attorney-in-fact, to act for and in the Member's behalf and stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of copyright registrations or transfers thereof with the same legal force and effect as if executed by the Member. This appointment is coupled with an interest in

Company Rights and will survive a Member's disability. Each Member hereby quitclaims to Company all claims of any nature whatsoever that such Member may now or hereafter have for infringement of any copyright resulting from or relating to any such application for copyright registrations. Each Member hereby assigns all copyrights in the Guides as part of their respective Initial Contributions.

7.6  Disclosure; Records; Return Of Documents.  Each Member will fully, promptly
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and completely disclose to Company all Company Rights and agrees to maintain adequate and current written records of all Rights developed or made by the Member (solely or jointly with others) during the term of Company. The Managers may specify any formats for these records. The records will be available to and remain the sole property of Company.

7.7  Non-Competition.  Editions covenants and agrees that, for a period from the
     ---------------
date hereof until eight (8) years after the last Guide is published by Company, Editions will not, without the prior written consent of Golf, publish in any media (or be engaged in any activity relating to publication in any media) anything that features golf-related content, including any content competitive with the Guides. Golf shall have no limitations on its activities and may engage in activities competitive with Company activities; however, during the term of Company until dissolution, Golf shall use reasonable efforts to consult with Editions with respect to any proposed venture in which Golf will be involved in the publication, in any media, of golf-related content as to whether Company may participate in such proposed venture on some terms and conditions; provided that Golf may determine in its sole, complete and absolute discretion whether Company will participate in such venture and will have no obligation to allow Company to so participate. Golf will not violate any proprietary rights that Company has in the name of the Guides.


                                   ARTICLE 8
                                CAPITAL ACCOUNTS

8.1  Maintenance of Accounts.  Company shall maintain a separate Capital Account
     -----------------------
for each Member strictly in accordance with the provisions of this Agreement and the requirements of Code Section 704(b) and applicable regulations thereunder.

8.2  Determination of Accounts.  A Member's Capital Account as of any date will
     -------------------------
be the amount of money contributed by such Member to the capital of Company, (i) increased by the Book Value of all property contributed by such Member to the capital of Company at the time of such contribution (net of liabilities associated with such contributed property that Company is considered to assume or take subject to under Section 752 of the Code), and the amount of any Net Profits, gains and income allocated to such Member, and (ii) decreased by the amount of money distributed to such Member by Company (exclusive of a guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the adjusted Book Value of any property distributed to such Member by Company (net of liabilities associated with such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), and the amount of any Net Losses, losses, deductions or expenses charged to such Member.

                                   ARTICLE 9
                        ALLOCATION OF PROFITS AND LOSSES

9.1  General Allocation Of Net Profits And Net Losses.
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     9.1.1 Subject to Section 9.2, Net Losses for a fiscal year shall be allocated to each Member: (i) first, in proportion to the Members' respective Capital Account balances, until the Capital Accounts are reduced to zero (0);
(ii) second, in proportion to the respective Special Risk Accounts of each Member, until the Special Risk Accounts are zero (0); and (iii) thereafter, in accordance with Percentage Interests.

     9.1.2 Subject to Section 9.2, Net Profits for any fiscal year shall be allocated to each Member: (i) first to the Members until the aggregate amounts of Net Profits allocated to each of them pursuant to this Section 9.1.2(i) for the current and all prior fiscal years is sufficient to offset the aggregate amount of Net Losses allocated to each such Member for all prior fiscal years under first clause (iii), then clause (ii), and then clause (i) of Section 9.1.1, in proportion to and to the extent of the amounts of such Net Losses so allocated; and (ii) thereafter in accordance with Percentage Interests.

9.2  Overriding Rules.
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     9.2.1  Contributed Property.  In accordance with Code Section 704(c) and
            --------------------
the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of Company will, solely for tax purposes, be allocated between the Members to take account of any variation between the adjusted basis of the property to Company for federal income tax purposes and its initial Book Value.

     9.2.2  Adjustments and Subsequent Allocations.  If the Book Value of any
            --------------------------------------
Company property is adjusted in accordance with this Agreement, subsequent allocations of income, gain, loss and deduction as to such property will take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the manner provided by applicable Regulations.

     9.2.3  Capital Account Deficit.  Despite any other provision of this
            -----------------------
Article, no Member shall receive an allocation of Net Losses, or any other item of loss or deduction that would create or increase an Adjusted Capital Account Deficit of the Member (provided that solely for purposes of this Section, an Adjusted Capital Account Deficit shall be determined by adding the Member's Special Risk Account to the Capital Account). Any loss, or item thereof, that cannot be allocated to a Member as a result of the foregoing limitation shall be allocated to all other Members. Any loss, or item thereof, allocated to other Members pursuant to the preceding sentence shall be taken into account in computing subsequent allocations of Net Profits or Net Losses so that the net amount of any items so allocated and the profits, losses and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if the allocations required by the preceding sentence had not been made.

     9.2.4  Qualified Income Offset.  If any Member has an Adjusted Capital
            -----------------------
Account Deficit at the end of any fiscal year, such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subparagraph shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article have been made as if this Section were not in this Agreement.

     9.2.5  Minimum Gain Charge-Back.  Despite any other provision of this
            ------------------------
Agreement, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member who would otherwise have an Adjusted Capital Account Deficit at the end of such year shall be specially allocated items of Company income and gain for such year (and, if necessary in subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f) and incorporating by reference all exceptions and waivers contained therein. This Section is intended to comply with the minimum gain charge-back requirements in the Regulations Section 1.704-2 and shall be interpreted consistently therewith.

     9.2.6  Member Minimum Gain Chargeback.  Despite any other provision in this
            ------------------------------
Agreement, if there is a net decrease in Member Minimum Gain during any fiscal year, each Member who has a share of such Member Minimum Gain shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of such net decrease in Member Minimum Gain. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

     9.2.7  Allocation of Nonrecourse Deductions.  Member Nonrecourse Deductions
            ------------------------------------
shall be allocated to the Member, if any, that bears the economic risk of loss for the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, the Nonrecourse Deduction attributable to such Member Nonrecourse Debt shall be allocated among such Members in accordance with the ratios in which the Members share the economic risk of loss for such Nonrecourse Debt. Otherwise, Nonrecourse Deductions shall be allocated in the same manner as, and be subject to the same restrictions imposed upon Net Losses.

     9.2.8  Depreciation Recapture.  Despite any other provision of this
            ----------------------
Agreement, each Member's allocable share of gain, profit, income and Net Profits characterized as ordinary income under Sections 1245 or 1250 of the Code as to the disposition of an item of Company Property will bear the same ratio to the total gain, profit, income and Net Profits so characterized of Company as such Member's share of the past depreciation and/or cost recovery deductions taken with respect to the item of property bears to all the Members' past depreciation and/or cost recovery deductions with respect to that property. A comparable adjustment will be made as required for state income tax purposes.

     9.2.9   Credits.  Subject to the applicable provisions of the Code and
             -------
Treasury Regulations Section 1.704-1(b), all tax credits and tax credit recapture will be allocated to the Members in accordance with their respective Percentage Interests.

     9.2.10  Adjustments for Compliance with Regulations.  The allocations of
             -------------------------------------------
income, loss, gain, and deduction set forth in this Agreement are intended to comply strictly with Regulations Section 1.704-1(b), and Regulations Section 1.704-2, and are intended to have "substantial economic effect" within the meaning of those Regulations. The allocations may not be consistent with the manner in which the Members intend to divide Company distributions.
Accordingly, the Managers are hereby authorized to divide other allocations of Net Profits, Net Losses, and other items among the Members so as to prevent the allocations from distorting the manner in which Company distributions will be divided among the Members pursuant to this Article. In general, the Members anticipate that this will be accomplished by specially allocating other Net Profits, Net Losses, and items of income, gain, loss, and deduction among the Members so that the net amount of the allocations and such special allocations to each such Member is zero. If, for whatever reason, the Managers determine that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Managers are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent necessary to effect the plan of allocations and distributions provided in this Agreement.
The Managers shall have the discretion to adopt and revise rules, conventions and procedures as they believe appropriate in any reasonable manner with respect to the admission of Members to reflect the Member's Interests in Company at the close of the year.

9.3  Transfer or Change Of Interests.  If the respective Percentage Interests of
     -------------------------------
the Members change or any interest is transferred to any other Person during the term in accordance with the provisions of this Agreement, for the fiscal year of transfer, cash distributions will be made and all income, gains, losses, deductions, tax credits and other tax incidents resulting from operations of Company will be allocated, as between the transferor and transferee, in accordance with Code Section 706, using any convention then permitted by law and selected by the Managers. Any transferee of an interest will succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; provided, however, that if such transfer causes a termination of Company pursuant to Section 708(b)(1)(B) of the Code, the Capital Accounts of all Members, including the transferee, will be redetermined as of the date of such termination in accordance with Regulations Section 1.704(b).

9.4  Elections, Scope of Section.  Any elections or other decisions relating to
     ---------------------------
allocations will be made by the Managers.


                                   ARTICLE 10
                         NON-LIQUIDATING DISTRIBUTIONS

10.1  Timing and Form of Distributions.  Net Cash Flow will be distributed to
      --------------------------------
the Members at such times as are determined by the Managers.  Except pursuant to
Section 14.6, the Managers shall not distribute any Company property in kind.

10.2  Distributions.  Except as otherwise provided in this Agreement, including
      -------------
Article 14 hereof, distributions to Members will be made in accordance with their respective Percentage Interests. Despite the foregoing, Company shall in each calendar year: (a) distribute to Editions sufficient funds to pay taxes due on cumulative profits of Company allocated to Editions after taking into account prior losses (so, that, for example, if in one year Editions is allocated $100,000 in losses and, in the next year, Editions is allocated $200,000 in profits, the amount distributed in the second year would be only such amount as will cover taxes payable by Editions on $100,000 (i.e., the $200,000, less the prior year's $100,000 in losses); and (b) distribute to Golf an amount proportionate to the amount distributed to Editions pursuant to subpart (a), based on the respective Percentage Interests of Golf and Editions, so that, if , for example, Editions is distributed $100,000 and Editions has a twenty percent (20%) Percentage Interest and Golf has an eighty percent Percentage Interest, then Golf will be distributed $400,000. The next distributions shall be made so as to make cumulative distributions proportionate. It is also understood that distributions will only be made after all payments required to be made to Golf under the Loan are paid.

10.3  Limitation on Distributions.  Despite the foregoing provisions of this
      ---------------------------
Article, Company will not make any distribution that would render Company insolvent.

10.4  Allocations.  The Managers shall make any distribution of Net Cash Flow to
      -----------
those persons or entities recognized on the books of Company as Members or as assignees of interests on the day of the distribution. If any Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year of Company, each item of income, gain, loss, deduction, or credit of Company for such fiscal year shall be assigned pro rata to each day in the particular period of such fiscal year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon its respective Interest at the close of such day. For the purpose of accounting convenience and simplicity, Company shall treat a transfer of, or an increase or decrease in, an Interest in Company which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first 15 days of any month will be deemed to have been made on the 1st day of the month).


                                   ARTICLE 11
                   ACCOUNTING, RECORDS, REPORTING BY MEMBERS

11.1  Accounting Decisions by Managers.  All management decisions as to
      --------------------------------
accounting matters, except as otherwise specifically set forth herein, shall be made by the Managers. Day to day accounting may be delegated to Editions or others. The Managers may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

11.2  Records and Accounting Maintained.  The books and records of Company shall
      ---------------------------------
be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods determined by the Managers. The books and records of Company shall reflect all Company transactions and shall be appropriate and adequate for Company's business. The fiscal year of Company for financial reporting and for federal income tax purposes shall be the calendar year. Company shall maintain a Company Minute Book to include the Articles, this Agreement and any amendments thereto and the minutes of meetings (or consents in lieu of meetings) of Members and Managers and other important documents of Company.

11.3  Access for Members to Accounting Records.  All books and records of
      ----------------------------------------
Company shall be maintained at any office of Company or at Company's principal place of business, and each Member, and its duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

11.4  Annual Tax Information for Members.  Company shall use its best efforts to
      ----------------------------------
deliver to each Member within 60 days after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return. Company shall also use its best efforts to prepare, within 60 days after the end of each fiscal year, a financial report of the Company for such fiscal year in accordance with generally accepted accounting principles, containing a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of cash flows, and a statement of reconciliation of the Capital Accounts of Members.

11.5  Tax Matters Partner.  Golf is designated as "Tax Matters Partner" (as
      -------------------
defined in Code Section 6231), and is authorized and required to represent Company (at Company's expense) in connection with all examinations of Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Company funds for professional services and costs associated therewith. In its capacity as "Tax Matters Partner", Golf shall oversee Company tax affairs in the overall best interests of Company.

11.6  Federal Income Tax Elections.  The Managers on behalf of Company may make
      ----------------------------
all elections for federal income tax purposes, including but not limited to, an election, to the extent permitted by applicable law and regulations, to use an accelerated depreciation method on any depreciable unit of the assets of the Company. In case of a transfer of all or part of the Interest of any Member, at the request of the transferee Member, the Company shall elect, pursuant to Code Sections 734, 743, and 754 of the Code, as amended (or corresponding provisions of future law) to adjust the basis of the assets of Company; provided that, upon a request from a Member, Company shall make the election under 754 of the Code, as amended (or corresponding provisions of future law).

11.7  Accounting Method.  For financial reporting purposes, the books and
      -----------------
records of Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all transactions of Company and be appropriate and adequate for the purposes of Company.


                                   ARTICLE 12
                       CONSEQUENCES OF DISSOLUTION EVENT

12.1  Consent to Continue.  On the occurrence of any Dissolution Event, Company
      -------------------
shall dissolve unless the remaining Member, if any, elects to continue the business of Company. If the remaining Member elects to continue the business of Company, the remaining Member, to avoid dissolution of Company, shall, within six (6) months following the Dissolution Event, notify the Former Member of the intent to purchase the Former Member's Interest.

12.2  Failure to Submit Notice of Purchase.  If the remaining Member does not
      ------------------------------------
provide the Former Member or its successors with a notice of intent to purchase the Interest of the Former Member, within the applicable six (6) month period, then the election on the part of the remaining Member to continue Company shall be void and Company shall be liquidated.

12.3  Purchaser.  The remaining Member may purchase the Former Member's Interest
      ---------
or may assign such right to any other Person. If the remaining Member (or its assignee) elects to purchase none or less than all of the Former Member's Interest, then Company may at its election purchase the remaining portion of the Former Member's interest. If the remaining Member and Company fail to purchase the entire interest of the Former Member, the same shall pass by operation of law to any assignee or shall remain in the hands of the Former Member, subject to any right of the holder of such interest to demand payment therefor according to California law.

12.4  Valuation of Interest of Member.  The Former Member's Interest shall be
      -------------------------------
valued for purchase purposes at fair market value ("Fair Market Value") as of the date of the Dissolution Event. If the applicable parties are not able to agree upon Fair Market Value within ninety (90) days after notice is provided to the Former Member or its successors, Fair Market Value shall be determined by three appraisers, one selected by the Former Member or such Former Member's successors, one selected by the remaining Member, and one selected by the two appraisers so named, provided that if a Member does not select its appraiser within twenty (20) days after demand from the other Member, the appraiser selected by the one Member shall conduct the appraisal itself. The Fair Market Value of the Former Member's interest in Company shall be the average of the two appraisals closest in amount to each other (unless there is only one appraiser, in which case Fair Market Value shall be determined by the one appraiser). Appraisers must have experience valuing publishing companies. Any appraisal shall be completed with sixty (60) days after appointment of the third (or last) appraiser. Appraisal shall take into account all relevant circumstances, including the fact that the Guides are long term projects which will take a significant period of time to complete and realize profit from. Costs of such appraisal shall be borne one-half by the Former Member and one-half by the other interested parties. The purchase price shall be paid by Company or such remaining Member, as the case may be, either: (i) in ten (10) equal annual installments of principal together with interest, commencing to accrue from the date of closing, at the then current Long-Term Applicable Federal Rate (the "AFR") under Section 1274(d) of the Code for the month in which the first payment is made (or a rate per annum equal to what the AFR would be for such month under Code Section 1274(d) if the AFR is no longer published) to fully amortize such purchase price over such ten
(10) payments, with the first payment being due and payable 60 days after closing; or (ii) in full, within 60 days after closing, as Company and/or the remaining Member, as the case may be, may elect in their sole discretion.

12.5  Purchase Terms Varied by Agreement.  Nothing contained herein is intended
      ----------------------------------
to prohibit Members from agreeing upon terms and conditions for the purchase by Company or any Member(s) of the Interest of any Member in Company desiring to withdraw or resign, in whole or in part, as a Member (on such terms and conditions as may be agreed upon by the selling Member and Company or the remaining Member(s) as the case may be), nor is anything herein intended to limit or otherwise affect the ability of a Member to demand a return of its contribution to Company as provided in the Act.


                                   ARTICLE 13
                     TRANSFER AND ASSIGNMENT OF INTERESTS.

13.1  General.  Each Member agrees for itself, its assigns and other successors
      -------
in interest that none of such Member's Interest nor any interest therein, may be voluntarily or involuntarily sold, transferred, assigned, donated, pledged, hypothecated or otherwise disposed of, gratuitously or for consideration (collectively "Transfer"), except as authorized hereunder or as agreed to in writing by the other Member. Each Member can withhold its consent to any Transfer in its sole and complete discretion. Nothing contained herein shall prohibit Golf from transferring its interest to any Affiliate of Golf.

13.2  Dividends, Splits or Recapitalization.  If Company makes any distribution
      -------------------------------------
of Interests with respect to the Interests by way of an Interest dividend or split, or pursuant to any recapitalization, reorganization, consolidation, merger or otherwise, and a Member receives any additional Interest in Company as a result thereof, such additional (or other) Interest shall be subject to the same restrictions and obligations imposed by this Agreement to the same extent and in the same manner as the Interest on which the distributions of such additional (or other) Interests were made.

13.3  Unauthorized Transfers Void.  Any disposition of an Interest other than in
      ---------------------------
accordance with the provisions of this Article 13 shall be void. If a Member assigns any of its Interest in Company without the prior consent of the other Member or otherwise in violation of this Section 13, the purported transferee shall have no rights hereunder, including any right to participate in the management of the business and affairs of Company or to become a Member, and the non-transferring Member shall have the right to purchase the entire interest of the transferring Member on the terms set forth in the Section 13.5.

13.4  Third Party Offers.
      ------------------

      13.4.1  No Offers Until All Guides are Published. Neither Member shall
              ----------------------------------------
have the right to sell or in any way Transfer any part of its Interest prior to the time the last Golf Guide is published by Company. Accordingly, the provisions of this Section 13.4 shall only apply to offers received after the time the last Golf Guide is published by Company.

      13.4.2  Receipt of Offer.  In the event a Member (the "Selling Member")
              ----------------
receives a bona fide written offer (the "Third Party Offer") from a third party (the "Third Party Offeror") desiring, to purchase all or any portion of the Selling Member's Interest (the "Offered Interest") and the Selling Member desires to sell such Offered Interest pursuant to such offer, the Selling Member shall first offer in writing to sell all of its Interest (not just that subject to the Third Party Offer) to the other Member (the "Non-selling Member"), on the terms and conditions described in this Section 13.4.2. Such offer (the "Offer to Sell") pertaining to all of the Selling Member's Interest shall be delivered to the Non-selling Member and Company and shall be accompanied by a true and correct copy of the Third Party Offer.

      13.4.3  Non-selling Member First Purchase Right.  For a period of thirty
              ---------------------------------------
(30) days from the date on which the Non-selling Member receives the Offer to Sell, the Non-selling Member shall have the exclusive right, at its option, to purchase any amount of the Interest of the Selling Member up to the amount of the Offered Interest.

      13.4.4  Company Purchase Right.  If the Non-selling Member does not,
              ----------------------
exercise its right to purchase any of the Selling Member's Interest, or elects to purchase less than all of the Selling Member's Interest which it has a right to purchase within the thirty (30) day period specified in Section 13.4.3 or delivers to the Company and the Selling Member a written waiver of its right to purchase such Interest prior to the expiration of said thirty (30) day period, then for a period of fifteen (15) days from the earlier of the expiration of such thirty (30) day period or receipt of the Non-selling Member's written waiver of its option to purchase such Interest, Company shall have the exclusive right, at its option, to purchase up to that amount of the Selling Member's Interest not being purchased by the Non-selling Member under the terms of this
Section 13.4.4.

      13.4.5  Manner of Exercise of Option. Any option specified in this Section
              ----------------------------
may be exercised by the delivery of written notice to Company and the other Member within the required period.

      13.4.6  Purchase Price to Non-selling Member and Company.  The purchase
              ------------------------------------------------
price of the Offered Interest under this Section 13.4 shall be the cash price set forth in the Third Party Offer.

      13.4.7  Third Party Offer.  Any Third Party Offer pursuant to which a
              -----------------
Selling Member desires to sell any Interest must (i) be an offer which contemplates payment of only cash for such Interest, although some cash amount may be paid in installments with interest payable from time to time on the outstanding portion of the purchase price; and (ii) be from a third party who is not related to the Selling Member by blood or marriage or is not a director, officer or beneficial owner of the Selling Member or in any entity in which the Selling Member is an officer, director or beneficial owner. The term "beneficial owner" of any entity for purposes of this Section shall mean any person who is directly or indirectly the owner of more than ten percent (10%) of any class of any equity security of such entity.

      13.4.8  Sale to Third Party Offeree.  If the Non-selling Member and the
              ---------------------------
Company fail to exercise their rights under Sections 13.4.3 and 13.4.4, the Selling Member shall be free, for a period of sixty (60) days from the expiration of the fifteen (15) day period specified in Section 13.4.4, to consummate a sale of the Offered Interest to the Third Party Offeror on the same terms and conditions specified in the Third Party Offer. Any Interest so sold to the Third Party Offeror and any Interest retained by the Member shall be held by the Third Party Offeror and the Member pursuant and subject to the terms, conditions and restrictions of this Agreement. Any transfer of the Offered Interest after the expiration of the sixty (60) day period referred to in this Section or the sale of any of the Offered Interest except pursuant to the Third Party Offer for a price and on terms identical to those set forth in the Third Party Offer shall be deemed a transfer pursuant to a new Third Party Offer requiring compliance once again with the terms and conditions of this Section 13.4.

      13.4.9  Payment  of Purchase Price.  Any Interest sold pursuant to this
              --------------------------
Agreement shall be purchased at a closing to be held at the principal office of Company. Such closing shall take place within ten (10) days of: (i) expiration of the thirty (30) day period specified in Section 13.4.3 if the Non-selling Member exercises its right to purchase all of the Selling Member's Interest; or
(ii) expiration of the fifteen (15) day period specified in Section 13.4.4. if the Selling Member does not exercise its right to purchase all of the Selling Member's Interest. The purchase price to be paid by the purchasing party(ies) shall, at the option of the purchaser(s), be paid in cash or by certified or cashier's check at the closing or in accordance with any other payment terms, including installment payment terms specified in the Third Party Offer.

13.5  Change of Control of Editions; Termination of Nicholas Callaway.
      ---------------------------------------------------------------

      13.5.1  Option.  If (i) a Change of Control occurs in the ownership of
              ------
Editions or (ii) Nicholas Callaway materially breaches his obligation to provide services to Company as part of the Editions Management Personnel or (iii) Nicholas Callaway's services to Editions (and to Company) otherwise terminate for any reason, including death or disability, other than termination of Mr. Callaway without "Reasonable Cause" (as defined below), or (iv) a party Transfers an interest in violation of this Agreement, then Golf (in the circumstances described in (i), (ii) or (iii) above) or the non-transferring Member (in the circumstances described in (iv) above) has the right to purchase all of the equity held by the other Member at Fair Market Value. Such right must be exercised by notice to the other Member within six (6) months after the Member with such right has actual notice of the event giving rise to the right to purchase. For purposes of the foregoing, "Reasonable Cause" means the failure of Mr. Callaway to perform his services in a manner commensurate with the standards of similar positions within the publishing industry.

      13.5.2  Fair Market Value.  For purposes of this Section 13.5, Fair Market
              -----------------
Value of an Interest shall be determined as set forth in Section 12.4, with the valuation being made as of the date of the event which gives right to the option under this Section 13.5; however the Member wishing to purchase shall have twenty (20) days following determination of Fair Market Value to elect by written notice to the other Member not to go forward with the purchase, provided that if such election is not timely made, the purchase shall go forward. Payment shall be made as provided in Section 12.4, within twenty (20) days of the determination of Fair Market Value.

      13.5.3  Change of Control.  For purposes hereof, a Change of Control of
              -----------------
Editions shall be deemed to have occurred at any time that any of the following have occurred: (i) Nicholas Callaway does not own and control a majority of the voting power and equity of Editions or (ii) Nicholas Callaway cannot elect a majority of the directors of Editions or (iii) Nicholas Callaway is no longer the CEO and Chairman of the Board of Editions. Despite the foregoing, if a Change of Control has not occurred prior to the time that Editions is a public company with shares required to be registered under the Exchange Act of 1934, a Change of Control shall not be deemed to occur so long as, after a public offering of Editions, Nicholas Callaway remains the largest shareholder of Editions and remains as the CEO and Chairman of the Board of Editions and retains the ability to act on behalf of Editions in dealing with Company.

13.6  Further Restrictions on Transfer of Interests.  In addition to other
      ---------------------------------------------
restrictions found in this Agreement, no Member shall assign, convey, sell, encumber or in any way alienate all or any part of its Interest in Company: (i) without registration under applicable federal and state securities laws, or unless he delivers an opinion of counsel satisfactory to Company that registration under such laws is not required; or (ii) if the Interest to be sold or exchanged, when added to the total of all other Interests sold or exchanged in the preceding twelve (12) consecutive months prior thereto, would result in the termination of Company under Code Section 708.

13.7  Substitution of Members.  A transferee of an Interest shall have the right
      -----------------------
to become a substitute Member only if (i) the requirements of Section 13.1 relating to consent of the other Member and compliance with Sections 13.4 and
13.5 and securities and tax requirements hereof are met, (ii) such person executes an instrument satisfactory to the remaining Members accepting and adopting the terms and provisions of this Agreement, and (iii) such person pays any reasonable expenses in connection with its admission as a new Member. Any transferee of an Interest in Company shall take subject to the restrictions on transfer imposed by this Agreement.



                                   ARTICLE 14

                           DISSOLUTION AND WINDING UP

14.1  Conditions of Dissolution.  Company shall be dissolved, its assets shall
      -------------------------
be disposed of, and its affairs wound up on the first to occur of the following:
(i) a determination by the vote of all three (3) Managers that Company should be dissolved; (ii) the occurrence of a Dissolution Event, unless the Remaining Member continues Company and purchases the Interest of the Former Member, as provided in Article 12; (iii) sale of all or substantially all of the assets of Company; (iv) the expiration of the period for the duration of Company term as stated in its Articles; or (v) at such earlier time as may be provided by the Act.

14.2  Statement of Intent to Dissolve.  As soon as possible following the
      -------------------------------
occurrence of any of the events specified in this Article effecting the dissolution of Company, the Managers shall execute a statement of intent to dissolve in such form as shall be prescribed by the Secretary of State of California and file the statement as required by the Act.

14.3  Winding Up.  Upon the occurrence of a liquidating event for purposes of
      ----------
Regulations Section 1.704-l(b), Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets have been distributed and Company has terminated.

14.4  Responsibilities of Managers for Winding Up.  The Managers shall be
      -------------------------------------------
responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities and assets of Company, shall cause its assets to be liquidated as promptly as is consistent with obtaining the fair market value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as next provided. During the winding-up process, Net Profits and Net Losses will be allocated and distributions will continue to be shared by the Members in accordance with the provisions of the Articles and of this Agreement. Golf shall have a right of last refusal to purchase any or all of such assets and rights.

14.5  Distributions.  Upon any winding up and liquidation of Company, the
      -------------
proceeds from liquidation, to the extent available, will be applied and distributed by Company as soon as reasonably possible in the following order:

      14.5.1 first, to pay the expenses of liquidation and the debts and liabilities of Company (including loans or advances from Members, including the Loan), except the claims of creditors or Members whose obligations will be assumed or otherwise transferred upon liquidation of Company;

      14.5.2 second, to establish any reserves which the Managers may deem necessary, appropriate or desirable for any future, contingent or unforeseen liabilities, obligations or debts of Company which are not then payable or have not then been paid. Such reserves may be, but are not required to be, paid over by Company to an independent escrow holder, designated by the Managers, to be held by such escrow holder for the purpose of disbursing such reserves in payment of any of such liabilities, obligations and debts and, at the expiration of such period as the Managers deem necessary, advisable, or desirable, any amount thereafter remaining will be distributed in the manner provided below;

      14.5.3 third, to each Member in accordance with and to the extent of the positive balance in its Capital Account after taking into account all Capital Account items and adjustments for the taxable year of such distribution and all allocations that affect the

Member's Capital Accounts, including all items and adjustments related to the winding up and dissolution itself; and

      14.5.4 fourth, to the Members in accordance with their respective Percentage Interests.

14.6  Distribution in Kind.  Upon any dissolution, the Members may elect by the
      --------------------
mutual agreement of both Members to distribute any assets in kind. Upon any such election, all rights to intangibles, Company Rights and royalties shall be distributed to the Members ratably in proportion to the total distributions to be made to each Member. Any Property distributed in kind will be valued at its fair market value and distribution will then proceed as if the property were sold for cash at such value with the resulting gain, income profits and/or loss, expense and deduction allocated as provided in this Agreement.

14.7  Limits.  Each Member will look solely to the assets of Company for the
      ------
payment of any income allocated to such Member and, if the assets of Company remaining after payment or discharge of the debts and liabilities of Company are insufficient to pay all or any part of such amounts, they will have no recourse against another Member, any Manager, or any partner, director, officer, other stockholder, employee or agent of another Member or any Manager.

14.8  Authority After Dissolution.  After dissolution, if Company is to be
      ---------------------------
liquidated, the Managers can bind Company only: (i) by any act appropriate for winding up Company affairs or completing transactions unfinished at dissolution; and (ii) by any transaction which would bind Company if dissolution had not taken place, if the other party to the transaction: (a) had extended credit to Company prior to dissolution and had no actual knowledge or notice of the dissolution; or (b) though not so extending credit, had nevertheless known of Company prior to dissolution and had no actual knowledge or notice of dissolution, and a certificate of dissolution had not been filed.

14.9  Accounting.  Upon dissolution (if the business of Company is not
      ----------
continued), and again upon the completion of the winding up of the affairs of Company, an accounting of Company will be made and furnished to all Members.



                                   ARTICLE 15
                                INDEMNIFICATION

15.1  Indemnification of Members and Managers.  To the greatest extent not
      ---------------------------------------
inconsistent with the laws and public policies of California, Company shall indemnify any Member or Manager made a party to any proceeding because such individual is or was a Member or Manager, as a matter of right, against all liability incurred by such individual in connection with any proceeding; provided that it shall be determined in the specific case in accordance with
Section 15.7 that indemnification of such individual is permissible in the circumstances because the individual or entity has met the standard of conduct for indemnification set forth in this Article 15.

15.2  Undertakings for Indemnification.  Company shall pay for or reimburse the
      --------------------------------
reasonable expenses incurred by a Member or Manager in connection with any such proceeding in advance of final disposition thereof if (i) the individual or entity furnishes Company a written affirmation of the good faith belief that he, she or it has met the standard of conduct for indemnification described in
Section 15.6, (ii) the individual or entity furnishes Company a written undertaking, executed personally or on such party's behalf, to repay the advance if it is ultimately determined that such individual or entity did not meet such standard of conduct, and (iii) a determination is made in accordance with
Section 15.7 that, based upon facts then known to those making the determination, indemnification would not be precluded under this Article 15.

15.3  Required to be General Obligation.  The undertaking described above must
      ---------------------------------
be a general obligation of the individual or entity, subject to such reasonable limitations as Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. Company shall indemnify a Member or Manager who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in Section 15.7.

15.4  Advancement of Expenses.  Upon demand by a Member or a Manager for
      -----------------------
indemnification or advancement of expenses, as the case may be, the Managers shall expeditiously determine whether the Member or Manager is entitled thereto in accordance with this Article. The indemnification and advancement of expenses provided for under this Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this
Article 15.

15.5  Indemnification of Others.  Company shall have the power, but not the
      -------------------------
obligation, to indemnify any individual or entity who is or was an employee or agent of Company to the same extent as if such individual or entity was a Member or Manager.

15.6  Standards of Conduct for Indemnification.  Indemnification of a Person is
      ----------------------------------------
permissible under this Article only if (i) he or she or it conducted his, her or its activities in good faith; and (ii) he, she or it reasonably believed that his, her or its conduct was in or at least not opposed to Company's best interest; and (iii) in the case of any criminal proceeding, she, he or it had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Person did not meet the standard of conduct described in this Section.

15.7  Procedures to Determine Indemnification.  A determination as to whether
      ---------------------------------------
indemnification or advancement of expenses is permissible shall be made by the Members by agreement of all Members (counting only Members not at the time parties to the proceedings); provided that if a Member or Manager is determined not to be entitled to such indemnification or advance, a Member may require that such determination be reviewed de novo by
                                                                     -- ----
special legal counsel selected by the Members by the mutual agreement of Members.

15.8  Court Order of Indemnification.  A Member or Manager of Company who is a
      ------------------------------
party to a proceeding may apply for indemnification from Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines: (i) in a proceeding in which the Member or Manager is wholly successful, on the merits or otherwise, the Member or Manager is entitled to indemnification under this Section, in which case the court shall order Company to pay the Member or Manager his, her or its reasonable expenses incurred to obtain such court ordered indemnification; or (ii) the Member or Manager is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Member or Manager met the standard of conduct set forth in Section 15.6.

15.9  Indemnification Rights Non-Exhaustive.  Nothing contained in this Article
      -------------------------------------
shall limit the exercise or be deemed exclusive of any right under law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a Member or Manager of Company or is or was serving at Company's request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic Person or other enterprise, whether for profit or not.

15.10  Construction of Indemnification Rights.  Nothing contained in this
       --------------------------------------
Article shall limit the ability of Company to otherwise indemnify or advance expenses to any individual. It is the intent of this Article to provide indemnification to Members and Managers to the fullest extent now or hereafter permitted by the law consistent with the terms and conditions of this Article. Indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made including without limitation negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal law.

15.11  Insurance for Indemnification.  Company may purchase and maintain
       -----------------------------
insurance for its benefit, the benefit of any individual who is entitled to indemnification under this Article, or both, against any liability asserted against or incurred by such individual in any capacity or arising out of such individual's service with Company, whether or not Company would have the power to indemnify such individual against such liability.

                                   ARTICLE 16
                                 MISCELLANEOUS

16.1  Complete Agreement.  This Agreement and the Articles constitute the
      ------------------
complete and exclusive statement of agreement among the Members. This Agreement and the Articles replace and supersede all prior agreements by and among the Members or any of them. This Agreement and the Articles supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

16.2  Binding Effect.  Subject to the provisions of this Agreement relating to
      --------------
transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns, but only to the extent the assignment is approved by all Members in accordance with the Act, the Articles and this Agreement.

16.3  No Third Party Beneficiary.  This Agreement is made solely and
      --------------------------
specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

16.4  Injunctions.  Each Member agrees that, in the event of a breach or
      -----------
threatened breach by such Member of any provisions of Article 7 of this Agreement, Company's (and the other Member's) remedies at law would be inadequate, and Company and the other Member shall be entitled to an injunction (without any bond or other security being required). This will not preclude Company or the other Member from pursuing any action or further remedy, at law or in equity, for any breach or threatened breach of that Article, including the recovery of damages. Each Member acknowledges that Company Rights and Company Information are unique and that it would harm Company and the non-breaching Member irreparably if any such data or information should become known to its competitors or be injected into the public domain, if any Rights should not be disclosed and assigned to Company and its ownership thereof acknowledged or if a Member should otherwise breach its obligations under Article 7.

16.5  Attorneys' Fees Awarded.  If an action is brought in connection with this
      -----------------------
Agreement, the prevailing party shall be entitled to recover from the losing Members, all of the costs, attorneys' fees, and other expenses incurred by such prevailing Members therein.

16.6  Not For Benefit Of Creditors.  The provisions of this Agreement are
      ----------------------------
intended only for the regulation of relations among Members and Company. This Agreement is not for the benefit of non-Member creditors and does not grant any rights to or confer any benefits on non-Member creditors or any other person who is not a Member, a Manager, or an officer.

16.7  Gender and Number.  Common nouns and pronouns will be deemed to refer to
      -----------------
the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. Any reference to the Code, Regulations, the Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

16.8  Headings.  All headings are inserted only for convenience and ease of
      --------
reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

16.9   References to this Agreement.  Numbered or lettered articles, paragraphs
       ----------------------------
and subparagraphs herein contained refer to articles, paragraphs and subparagraphs of this Agreement unless otherwise expressly stated.

16.10  Exhibits.  All Exhibits attached to this Agreement are incorporated and
       --------
shall be treated as if set forth herein.

16.11  Severability.  If any provision of this Agreement is held to be illegal,
       ------------
invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

16.12  Additional Documents and Acts.  Each Member agrees to execute and deliver
       -----------------------------
such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

16.13  Notices.  Any notice to be given or to be served on Company or any party
       -------
hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit B. A Member or Company may, at any time by giving 5 days' prior written notice to the other Members and Company, designate any other address as the address to which such notice will be given.

16.14  Amendments.  All amendments to this Agreement will be in writing and
       ----------
signed by all the Members.

16.15  Multiple Counterparts.  This Agreement may be executed in several
       ---------------------
counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

IN WITNESS WHEREOF, the Members have executed this Agreement as of January 26, 1998.

MEMBERS:

"Golf":

CALLAWAY GOLF COMPANY, a
California corporation


By:     /s/ Donald H. Dye
    --------------------------------------------
    Donald H. Dye
    President and Chief Executive Officer

"Editions":

CALLAWAY EDITIONS, INC., a
Delaware corporation


By:     /s/ Nicholas Callaway
    -------------------------------------------
    Nicholas Callaway
    President

                                   EXHIBIT A
                                 DEFINED TERMS

"Act" means the Beverly-Killea Limited Liability Company Act of California, as
 ---
the same may be amended from time to time.

"Adjusted Capital Account Deficit" means, with respect to any Member, the
 --------------------------------
deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The
foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Affiliate" means any individual, partnership, corporation, trust, or other
 ---------
entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member. The term "control," as used in the preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50 percent of the voting rights attributable to the controlled corporation, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

"Agreement" means this Operating Agreement, as originally executed and as
 ---------
amended from time to time.

"Articles" means the Articles of Organization for Company originally filed with
 --------
the California Secretary of State, as amended from time to time.

"Bankruptcy" means, and a Member shall be deemed a "Bankrupt Member" upon (i)
 ----------
the entry of a decree or order for relief against the Member by a court of competent jurisdiction in any involuntary case brought against the Member under any bankruptcy, insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property; (iii) the ordering of the winding up or liquidation of the Member's affairs; (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Member of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; (vi) the consent by the Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property; or (vii) the making by a Member of any general assignment for the benefit of its creditors.

"Book Value" means, with respect to any asset, the asset's adjusted basis for
 ----------
federal income tax purposes, except as follows: (i) the initial Book Value of any asset contributed by a Member to Company shall be the gross fair market value of such asset, as determined by the Members; (ii) the Book Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in Company; or (c) the liquidation of Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (iii) the Book Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and (iv) the Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and other provisions of this Agreement, provided, however, that Book Values shall not be adjusted pursuant to this Item
(iv) to the extent the Managers determine that an adjustment pursuant to Item
(ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Item (iv). If the Book Value of an asset has been determined or adjusted pursuant to this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

"Capital Account" means an account maintained in accordance with the provisions
 ---------------
of Article 8.

"Capital Contributions" means the total value of cash and fair market value of
 ---------------------
property contributed and agreed to be contributed to Company by Members, as shown in Exhibit B, as the same may be amended from time to time. Any reference in this Agreement to the Capital Contributions of a Member shall include all contribution of cash and property previously made by the Member and its predecessor, if any, for the Interest of the Member, reduced by any distributions to the Member (or its predecessor) as a return of "Capital Contributions" as contemplated herein.

"Company" means Callaway Golf Media Ventures, LLC, A California Limited
 -------
Liability Company.

"Company Rights; Rights" "Rights" means all:  copyrights, ideas, original works
 ----------------------
of authorship, rights, discoveries, improvements, trade secrets, patents, trademarks, service marks, concepts, computer programs and software, designs, drawings, specifications, techniques, models, data, source code, object code, firmware, diagrams, flow charts, mask works, formulas, know-how, developmental or experimental work, other intellectual property, derivatives of any of the foregoing, and all copyright and patent applications and registrations. "Company Rights" means all of the foregoing to the extent of Company's interest therein, including Company's rights under Section 7.3, but subject to the limitations of Section
7.4. Company Rights will not include any Rights of a Member, even if utilized in the Guides, except to the extent of the copyrights in the Guides themselves.

"Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-
 --------------------
2(f). "Company Minimum Gain" refers to the concept that disposition of an item of Company property encumbered by a Nonrecourse Liability, the amount of which exceeds the adjusted tax basis of the property (or Book Value of the property if the property is properly reflected on the books of Company at a value differing from its adjusted tax basis) will generate gain in an amount that is at least equal to such excess. The amount of Company Minimum Gain is determined by computing, with respect to each Nonrecourse Liability of Company, the amount of gain (of whatever character) that would be realized by Company if it disposed of (in a taxable transaction) Company property subject to such liability in full satisfaction thereof (and for no other consideration), and by then aggregating the amounts so computed. The determination of Company Minimum Gain shall be made pursuant to Regulations Section 1.704-2(g). A Member's share of Company Minimum Gain at the end of any Company taxable year shall be determined pursuant to Regulations Section 1.704-2(g).

"Company Nonrecourse Deduction" means any item of loss, deduction or Code
 ------------------------------
Section 705(a)(2)(B) expenditure attributable to Nonrecourse Liabilities of Company. The amount of Nonrecourse Deductions for a Company taxable year equals the excess, if any, of the net increase in the amount of Company Minimum Gain during such taxable year, over the aggregate amount of any distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, and shall be determined in accordance with Regulations Section 1.704-2(g).

"Company Information" means, subject to Section 7.4, the following data and
 -------------------
information, whether or not reduced to writing: (i) the names of Company customers and the nature of Company's relationships with such customers; (ii) Company's confidential research and development plans, techniques and materials, price lists, pricing policies, employee files and other financial data; (iii) all Company Rights, databases, documentation, manuals, hardware and software support systems, and methods, techniques or algorithms of organizing or applying the same, including all copyrights and other rights in and to the Guides; (iv) all other trade secret information concerning Company or its operations, products, personnel or business, including all know-how and other confidential information contributed to Company; and (v) any information provided to Company on a confidential basis from third parties.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.
 ----

"Depreciation" means, for each fiscal year or other period, an amount equal to
 ------------
the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

"Dissolution Event" for Company means, with respect to any Member, one or more
 -----------------
of the following: the bankruptcy, dissolution (as to a member that it is an entity) or occurrence of any other event which terminates the continued membership of any Member, unless all the other remaining members consent to continue the business of Company. A Dissolution Event shall be deemed to occur at the option of a non-breaching Member (the "Non-Breaching Member") if a Member breaches a material obligation hereunder (including the contribution of any required capital or providing any required services) and fails to cure such breach within a reasonable period after written notice (which reasonable period will be presumed to be sixty (60) days except for non-curable defaults or unusual circumstance).

"Interest" in Company means the entire ownership interest of a Member in Company
 --------
at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

"Managers" shall be those persons designated in the Articles or their successors
 --------
who are elected and qualify under this Agreement.

"Member" means each Person (other than any Person who has withdrawn, died,
 ------
retired or become bankrupt) who is an initial signatory to this Agreement and each Person who subsequently is a signatory to this Agreement with the consent of all then-current Members. In the case of an Interest held by a trustee, the trust will be considered the Member.

"Member Minimum Gain" is determined by computing the amount of gain (of whatever
 -------------------
character), if any, that would be realized by Company if it disposed of (in a taxable transaction) Company property subject to the Member Nonrecourse Debt in full satisfaction thereof (and for no other consideration). The determination of the amount of Member's share of Member Minimum Gain shall be made pursuant to the principles contained in Regulations Section 1.704-2(i). A Member's share of Member Minimum Gain at the end of any Company taxable year shall be determined pursuant to Regulations Section 1.704-2(i)(5).

"Member Nonrecourse Debt" means any Nonrecourse Debt of Company for which any
 -----------------------
Member bears the economic risk of loss within the meaning of Regulations 1.704-2(b)(4). "Nonrecourse Debt" means any Company liability that is considered nonrecourse for purposes of Regulations Section 1.1001-2 without regard to whether such liability is a recourse liability under Regulations Section 1.752-l(a)(2) and any Company liability for which the creditor's right to repayment is limited to one or more assets of Company.

"Member Nonrecourse Deduction" means any item of Company Nonrecourse Deduction
 ----------------------------
that is attributable to a Member Nonrecourse Debt. The amount of a Member Nonrecourse

Deduction with respect to the Member Nonrecourse Debt for a Company taxable year equals the excess, if any, of the amount of the net increase during such year in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt, over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for the Member Nonrecourse Debt of the proceeds of the Member Nonrecourse Debt that are allocable to an increase in the Member Minimum Gain attributable to such Member Nonrecourse Debt, and shall be determined in accordance with Regulations Section 1.704-2(i)(2).

"Net Cash Flow" means, with respect to any fiscal period, all cash revenues of
 --------------
Company during that period (including interest or other earnings on the funds of Company), less the sum of reserves for the following: (i) all payments of
          ----
principal and interest on any indebtedness of Company; (ii) all payments for carrying costs or operating costs incurred incident to the operation of Company's business and in accordance with the terms of this Agreement; and
(iii) reasonable working capital funds for contingencies incident to the conduct of the Company's business.

"Net Profits" and "Net Losses" means, for each fiscal year or other period, an
 -----------       ----------
amount equal to Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), and all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1)) shall be included in taxable income or loss, with the following adjustments: (i) Any income of Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section, shall be added to such taxable income or loss;
(ii) Any expenditures of Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations
Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section shall be subtracted from such taxable income or loss; (iii) In the event the Book Value of any Company asset is adjusted pursuant to clause (ii), (iii) or (iv) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; (iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period; and (vi) Despite any other provision of this definition, any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Net Profits or Net Losses.

"Nonrecourse Liabilities" means liabilities of Company (or portion thereof) for
 -----------------------
which no Member bears the economic risk of loss.

"Percentage Interest" of a Member means the percentage of such Member set forth
 -------------------
opposite the name of such Member under "Member's Percentage Interest" in Exhibit B hereto, as such percentage may be adjusted from time to time pursuant to the terms hereof.

"Person" includes individuals, general partnerships, limited partnerships,
 ------
limited liability companies, corporations, trusts, estates, real estate investment trusts and other entities or associations.

"Regulations" means regulations currently in force as final or temporary that
 -----------
have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

"Special Risk Account" means an account of a Member that at all times will
 --------------------
equal the amount then outstanding under any loan (including the Loan) from the Member to Company (including principal and interest).

                                   EXHIBIT B

                  CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS


        Member                  Contribution                Percentage Interest
        ------                  ------------                -------------------

-------------------------------------------------------------------------------
Callaway Golf Company           $900,000 in cash                     80%
2285 Rutherford Road
Carlsbad, CA  92008-8815
-------------------------------------------------------------------------------
Callaway Editions, Inc.            $100,000 in cash and              20%
70 Bedford Street               intangible property rights
New York, New York  10014           valued at $125,000


-------------------------------------------------------------------------------

                                   EXHIBIT C

                                 LOAN AGREEMENT

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

This Loan Agreement (this "Agreement") is entered into as of January 26, 1998, by and between Callaway Golf Media Ventures, LLC, a California limited liability company ("Borrower"), and Callaway Golf Company, a California corporation ("Lender"). Capitalized terms not otherwise defined will have the meanings assigned to them in Paragraph 10.

1.  General Terms of Loans.
    ----------------------

    (a)  The Loans.  Lender agrees, subject to and upon the terms and conditions
         ---------
herein set forth, to make loans (collectively, the "Loans" and, individually, a "Loan") to Borrower up to an aggregate amount of principal and accrued but unpaid interest not to exceed at any one time outstanding Twenty Million Dollars ($20,000,000) (the "Commitment"). If at any time the aggregate principal amount of all outstanding Loans plus any accrued but unpaid interest thereon exceeds the Commitment, then, notwithstanding anything to the contrary contained herein, Borrower will immediately repay to Lender the full amount of such excess.

    (b)  Funding.
         -------

         (1)  Loan Schedule.  Unless otherwise agreed to by Lender in its sole
              -------------
and absolute discretion, Loans will be funded according to the schedule and the standards set forth as Exhibit A.

         (2)  Budgets; Business Plan.  At least once every six (6) months,
              ----------------------
Borrower shall submit to Lender a budget (each a "Budget") and a business plan (each, a "Business Plan") for the next twelve (12) month period.

         (3)  Approvals; Conditions.  Each Loan will be subject to Borrower
              ---------------------
being in compliance with all terms of this Agreement. Without limiting the generality of the foregoing, unless permitted by Lender in its sole discretion, the Loan must be (i) for a purpose permitted by this Agreement, and (ii) for an amount not exceeding the amount specified in the then-current Budget consistent with the then current budget of Borrower.

    (c)  Optional Prepayments.  Borrower may prepay any Loan, in whole or in
         --------------------
part, on three (3) business days' notice to Lender, specifying the date and amount of prepayment. A notice will be irrevocable. Any prepayment will first be applied to interest accrued but unpaid at the date of payment and then to reduce the outstanding principal balance thereof, with any installments of principal credited in reverse order of maturity.

    (d)  Interest Rates.
         --------------

         (1)  Normal Interest Rate.  Any Loan made hereunder will bear interest
              --------------------
at a rate equal to ten percent (10%) per annum. Any amount not paid when due shall be added to principal as of the date due and shall thereafter bear like interest. The outstanding principal balance of all Loans will bear interest from the date made to and including the date of repayment. Interest on the Loans will be computed on the basis of a year of 360 days and the actual number of days elapsed.

          (2)  Default Rate of Interest.  Notwithstanding the provisions of
               ------------------------
Paragraph 1.(d)(1), upon the occurrence of an Event of Default hereunder and thereafter, the outstanding principal amount of all Loans will bear interest at a rate per annum of twelve percent (12%) per annum (compounded monthly) from the date of such Event of Default until paid in full (after as well as before judgment).

          (3)  No Usury.  In no contingency or event whatsoever will the
               --------
interest rate charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, any such excess will first be used to reduce principal outstanding on the Loans and, if no principal is outstanding, Lender will promptly refund such excess interest to Borrower and the provisions hereof will be deemed amended to provide for such permissible rate.

     (e)  Loan Account.  The Loans will be evidenced by an account maintained by
          ------------
Lender on its books and by one single promissory note (the "Note") dated the date of this Agreement. The date and amount of each Loan made by Lender to Borrower and the date and amount of each payment of principal and interest on Loans will be recorded by Lender on its books and records and on the Note at the time of each Loan or payment, as the case may be. From time to time, Lender will provide Borrower with a statement of advances, charges and payments made pursuant to this Agreement and any other instrument evidencing or describing any Loans made pursuant to this Agreement.

     (f)  Payments.
          --------

          (1)  Interest.  Accrued but unpaid interest shall be payable monthly.
               --------
If not otherwise paid by Borrower, such amount shall be deemed paid by having such interest treated as having been advanced as principal upon the due date and then repaid to Lender as a payment of interest.

          (2)  Principal.  Principal shall be payable out of 100% of Net Cash
               ---------
Flow of Borrower (as defined in the Operating Agreement of Borrower), prior to any distributions to any Member of Borrower other than to cover taxes due on profit allocations of Borrower. In addition, (a) one half of the maximum amount of principal and interest at any time outstanding under the Loans shall be due and payable the earlier of (1) December 31, 2003 and (2) three years after the last Loan is made (the "Interim Principal Payment"); and (b) all principal and accrued but unpaid interest shall be due and payable the earlier of (1) December 31, 2004 and (2) four years after the last Loan is made (the "Final Principal Payment").

          (3)  No Setoff; Place. Each payment (including each prepayment) to be
               ----------------
made by Borrower hereunder on account of principal, interest, fees and other amounts due hereunder will be made without setoff or counter claim and will be made to Lender at its location at 2285 Rutherford Road, Carlsbad, California 92008, in each case in lawful money of the United States and in immediately available funds not later than 2:00 P.M. (Pacific Standard Time) on the date such payment is due.

     (g)  Date of Payment. Whenever any date for the payment of principal of, or
          ---------------
interest on, a Loan or of the fees hereunder will fall on a day which is not a business day for Lender, each such payment will be extended to the next succeeding business day.

     (h)  Taxes.
          -----

          (1) All payments or reimbursements under this Agreement will be made free and clear of and without deduction for any tax, levy, impost or any other charge against Borrower or its assets of any nature whatsoever. If a tax, levy, impost or other charge is deducted or withheld from any payment or reimbursement under this Agreement, Borrower will pay to Lender, on the date of each such payment, such additional amounts as may be necessary in order that the net amount received by Lender after such deduction or withholding will equal the amount which would have been received if such deduction or withholding were not required.

          (2) Borrower will pay directly to the appropriate governmental authority or reimburse or compensate Lender, upon demand by Lender, for all costs incurred, losses suffered or payments made (as determined by Lender in its reasonable discretion) by reason of:

              (A) any and all present or future taxes, levies, or imposts or any other charge of any nature whatsoever imposed by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement, except such taxes as may be imposed on or measured by Lender's net income in the jurisdiction in which Lender's principal office is located.

              (B) compliance by Lender with any law, rule, regulation, direction, requirement or request from any regulatory authority, whether or not having the force of law, in connection with this Agreement or the Commitment or any part thereof.

          (3) Borrower will furnish to Lender official receipts or other documentation acceptable to Lender evidencing the payment of all such taxes, fees or other charges which are or may hereafter be imposed on any aspect of these transactions within thirty (30) days after payment of such taxes, fees or other charges.

     (i)  Use of Funds.  The Loans may only be used for publication of the Golf
          ------------
Guides, as defined in Borrower's Operating Agreement, and related expenditures, and for no other purposes without the approval of Lender, which may be withheld in its sole and absolute discretion.

2.  Security Agreement.
    ------------------

    (a)  Grant.  To secure payment and performance of the Obligations, Borrower
         -----
hereby grants to Lender a security interest in all tangible and intangible property of Borrower now existing or hereinafter arising or acquired, including without limitation (i) all of Borrower's Inventory, Receivables, Equipment, General Intangibles and other Tangible Personal Property (whether such Inventory, Receivables, Equipment, General Intangibles, or Tangible Personal Property are now owned or existing or hereafter acquired or arising or in which Borrower now has or may hereafter acquire any rights) including all rights of any nature in or to the Golf Guides (including copyrights therein and trade secrets relating thereto), (ii) all property of Borrower now or at any time hereafter in the possession of Lender (including deposit accounts and any credit balances), (iii) all proceeds (including, without limitation, proceeds of any insurance policies, proceeds of proceeds, and claims against third parties) and products of all such Receivables, Inventory, Equipment, General Intangibles, Tangible Personal Property and property of Borrower, (iv) all books and records related to any of the foregoing, and (v) any and all other property of Borrower, whether real or personal, tangible or intangible (all of the foregoing being herein collectively referred to as the "Collateral"). Lender's security interest in the Collateral, and all proceeds and products thereof, will continue in full force and effect until all Obligations have been fully satisfied or the financing arrangements between Lender and Borrower are terminated, whichever will later occur.

     (b)  Perfection of Security Interest; Protection.  Borrower will, at its
          -------------------------------------------
expense, perform any and all steps requested by Lender at any time to perfect, maintain, protect, and enforce Lender's security interest in the Collateral, including, without limitation, executing and filing financing or continuation statements and deeds of trust and mortgages, and amendments therein, in form and substance satisfactory to Lender, maintaining complete and accurate stock records and records relating to the Collateral, delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, placing notations on Borrower's books of account to disclose Lender's security interest therein, and taking such other steps as are deemed necessary by Lender to maintain Lender's control of and security interest in the Collateral, and delivering to Lender all letters of credit on which Borrower is named as beneficiary. Lender may file one or more financing statements disclosing Lender's security interest under this Agreement without Borrower's signature appearing thereon. Borrower will pay the costs of, or incidental to, any recording or filing of any financing statements, deeds of trust or other documents, concerning the Collateral. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     (c)  Collateral in Possession of Others. If any Collateral is at any time
          ----------------------------------
in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower will notify such warehouseman, bailee, agents or processors of Lender's security interest in such Collateral and, upon Lender's request instruct them to hold all such Collateral for Lender's security interest in such Collateral and, upon Lender's request, execute and deliver confirmatory written instruments pledging to Lender the Collateral described in any such listings or otherwise; but Borrower's failure to execute and deliver such confirmatory instruments will not affect or limit Lender's security interest or other rights in and to the Collateral.

   (d)  Charges and Insurance.
        ---------------------

        (1) To protect or perfect any security interest which Lender is granted hereunder, Lender may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, pay any service bureau, or obtain any record and charge the same to Borrower's loan account as a Loan and as part of the Obligations, payable on demand and secured by the Collateral. Lender will be the sole judge of the legality and validity of the foregoing and the amount necessary to discharge the same where applicable.

        (2) Borrower will insure in Lender's name all Collateral normally insured against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Lender will specify, in amounts, under policies and by insurers acceptable to Lender. Each policy will include a provision requiring thirty (30) days prior written notice to Lender of any cancellation and will show Lender as mortgagee and loss payee in a manner acceptable to Lender. All premiums will be paid by Borrower and the policies will be delivered to Lender within five (5) business days after their issuance to Borrower. If Borrower fails to do so, Lender may (but will not be required to) procure such insurance and charge the cost thereof to Borrower's loan account as a Loan and as part of the Obligations, payable on demand and secured by the Collateral.

   (e)  Examination of Records; Reporting. Lender may at all times have access
        ---------------------------------
to, examine and inspect the Collateral and have access to inspect, audit and make extracts from all of Borrower's records, files and books of account. Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral will be accompanied, upon Lender's request, by copies of related purchase orders and invoices. Lender may, at any time, remove from Borrower's premises Borrower's books and records or require Borrower to deliver to Lender all such books and records and Lender may, without cost or expense to Lender, use such personnel, supplies and premises of Borrower as may be reasonably necessary for the handling of collections.

   (f)  Collateral Reporting; Maintenance of Collateral; Return of Inventory.
        --------------------------------------------------------------------

        (1) Upon request from Lender from time to time, promptly after the creation of any Receivables, Borrower will deliver to Lender schedules of all Receivables created or acquired by Borrower and will execute and deliver confirmatory written assignments of such Receivables to Lender, but Borrower's failure to execute and deliver such schedules and/or assignments describing all Receivables to Lender will not affect or limit Lender's security interest or other rights in and to the Receivables. During the term of this Agreement, Borrower will not permit any lien, claim or encumbrance (other than those in Lender's favor) to remain against any of the Collateral.

     (2) If requested by Lender from time to time, if any Receivable becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower will immediately deliver such instrument to Lender, appropriately endorsed to Lender, and, regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, Borrower will remain liable thereon until such instrument is paid in full.

     (3) Borrower will keep and maintain the Equipment in good operating condition and repair and will make all necessary replacements thereof so that the value and operating efficiency thereof will at all times be maintained and preserved; will promptly inform Lender of any additions to or deletions from the Equipment; and will not permit any such items to become a fixture to real estate or an accession to other personal property. Borrower will, immediately, on demand therefor by Lender, deliver to Lender any and all evidences of ownership of any of the Equipment (including, without limitation, certificates of title and applications for title). Lender may at all times have access to, examine and inspect the Equipment.

  (g) Collection of Receivables; Proceeds of Payments.
      -----------------------------------------------

      (1) After the occurrence of an Event of Default, but only when permitted by Section 8(b), all Receivables and other payments in respect of Collateral collected by Borrower will be held by Borrower as Lender's trustee, and Borrower will immediately deliver all such payments to Lender in their original form duly endorsed in blank. After the occurrence of an Event of Default, but only when permitted by Section 8(b), Lender or its designee may, at any time, notify account debtors that the Receivables have been assigned to Lender and of Lender's security interest therein, and may collect them directly and charge the collection costs and expenses to Borrower's loan account.

      (2) After the occurrence of an Event of Default, but only when permitted by Section 8(b), if sales of Inventory are made for cash, Borrower will immediately deliver to Lender the identical checks, cash or other forms of payment which Borrower receives.

      (3) All payments received by Lender on Receivables or as proceeds of other Collateral will be the sole property of Lender and will be credited to Borrower's loan account (conditional upon final collection) after allowing two
(2) business days for collection.

      (4) If Borrower repays the Obligations in full at any time hereafter, such payment will be credited (conditional upon final collection) to Borrower's loan account with Lender five (5) business days after Lender's receipt thereof.

     (h)  Lender As Borrower's Attorney.  Borrower appoints Lender, or any other
          -----------------------------
person whom Lender may designate, as Borrower's attorney with power: to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that come into Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records (including UCC filings), on verifications of accounts and on notices to customers or account debtors; to notify the post office authorities, after the occurrence of an Event of Default (but only when permitted under Section 8(b)), to change the address for delivery of Borrower's mail to an address designated by Lender; to receive, open and dispose of all mail addressed to Borrower; to send requests for verification of Receivables to customers or account debtors; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of such attorney. Neither Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. Borrower agrees to reimburse Lender upon demand for any costs and expenses, including, without limitation, reimbursable attorneys' fees, which Lender may incur while acting as Borrower's attorney-in-fact hereunder, all of which cost and expense are included in the Obligations secured hereby. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied or the financing arrangements between Lender and Borrower are terminated, whichever will later occur.

     (i)  Receivables. Lender will retain its security interest in all
          -----------
Receivables until all Obligations have been fully satisfied. Borrower will notify Lender promptly of all returns and recoveries and, on request deliver the merchandise returned or recovered to Lender. Borrower will also notify Lender promptly of all disputes and claims and settle or adjust them at no expense to Lender, but no discount, credit or allowance will be granted to any customer or account debtor and no returns of merchandise will be accepted by Borrower without Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business. Lender may, at all times after the occurrence of an Event of Default (but only when permitted by Section 8(b)), settle or adjust disputes and claims directly with customers in amounts and upon terms which Lender considers advisable and, in all cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of any Receivables.

     (j) Inventory; Equipment and Other Collateral.
         -----------------------------------------

         (1) Borrower represents and covenants that all Inventory is and will continue to be owned by Borrower free and clear of all liens, claims and encumbrances (other than those in Lender's favor) and that Borrower will not, without Lender's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Inventory, except for the purposes of sale of Inventory to buyers in the ordinary course of Borrower's business.

         (2) Borrower represents and covenants that all Equipment and other Collateral will continue to be owned by Borrower, free of all liens, claims and encumbrances (other than those in Lender's favor), that all Equipment and Tangible Personal Property will be kept by Borrower at the premises located at the principal address of Borrower in New York (except for motor vehicles operated off-premises in the ordinary course of business) and that Borrower will not, without Lender's prior written approval, remove the Equipment or Tangible Personal Property therefrom except for purposes of sale, lease, transfer or other disposition in accordance with the limitations of this Agreement.

3.  Conditions Precedent.
    --------------------

    (a)  Effectiveness of Agreement.  This Agreement will not be effective or
         --------------------------
binding upon Lender unless and until the following conditions are met:

         (1) Borrower will have delivered or caused to be delivered to Lender:

             (A) A duly executed copy of this Agreement;

             (B) A duly executed copy of such UCC-1 financing statements as Lender may request; and

             (C)  A duly executed copy of the Note.

         (2) Lender will have received satisfactory evidence that all insurance required hereunder, including all insurance required by this Agreement has been obtained and is in full force and effect.

         (3) Lender will have received satisfactory evidence that its security interest in the Collateral is a first lien on all such Collateral.

         (4) All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of this Agreement and to constitute the same legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, will have been done and performed and will have happened in compliance with all applicable laws.

         (5) All documentation, including, without limitation, documentation of proceedings of Borrower's Members or Managers and all instruments in connection with the transactions contemplated by this Agreement will be satisfactory in form and substance to Lender and Lender will have received any and all further information and documents, which Lender and such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper authorities and the President of Borrower.

     (b)  All Loans. Prior to the extension of credit to Borrower by Lender
          ---------
under each Loan, the following further conditions precedent must be met, on and as of the date of such Loan:

          (1) All representations and warranties of Borrower to Lender set forth herein will be accurate and complete in all respects as of such date as if made on such date;

          (2) There will not have occurred or be threatened (i) a material and adverse change in Borrower's financial condition or (ii) any condition, event or act which would materially and adversely affect Borrower's business or Borrower's ability to repay any Loan;

          (3) The aggregate principal amount of Loans to Borrower outstanding (including the principal amount of the Loan to be made on such date) plus the amount of any accrued but unpaid interest thereon will not exceed the Commitment;

          (4) There will not have occurred an Event of Default hereunder or an event which with the giving of notice or passage of time, or both, would constitute an Event of Default hereunder;

          (5) The Loans (including the use of proceeds thereof) will not violate any applicable law or governmental regulation (including without limitation Regulations G, T and X of the Board of Governors of the Federal Reserve System) and will not subject Lender to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and Lender will have received such certificates or other evidence as it may request to establish compliance with this condition.

Each time a Loan is made, Borrower represents and warrants as to the accuracy of the matters set forth above.

4.  General Representations and Warranties of Borrower.  As an inducement to
    --------------------------------------------------
Lender to enter into this Agreement and to make the Loans provided for herein, and in addition to all representations and warranties set forth elsewhere in this Agreement, Borrower represents and warrants to Lender and agrees as follows:

    (a)  Organization, Qualification, Etc. Borrower is a limited liability
         ---------------------------------
company duly organized, validly existing and in good standing under the laws of the State of California and is authorized to do business in New York and in all other jurisdictions in which its ownership of property or conduct of business legally requires such authorization and has full power, authority and legal right to own its properties and assets and to conduct its business as presently conducted or proposed to be conducted. Borrower does not otherwise directly or indirectly control any other entity.

     (b)  Capacity. Borrower has full power, authority and legal right to
          --------
execute and deliver, and to perform and observe the provisions of this Agreement and all other documents, instruments and agreements required hereunder and to carry out the transactions contemplated hereby and thereby.

     (c)  Authority. The execution, delivery and performance by Borrower of this
          ---------
Agreement and all other documents, instruments and agreements to be executed in connection herewith have been duly authorized by all necessary action, and when duly executed and delivered, will be legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms. No registration with, or consent or approval of, or notice to, or other action by, any trustee or holder of any Indebtedness or obligation of Borrower or any other Person to the execution, delivery and performance of this Agreement or the borrowings hereunder is required or, if required, such registration has been made, such consent or approval given, such notice given or such other appropriate action taken and certified copies of such have been delivered to Lender. The grant of a security interest, along with all action required to fully perfect Lender's security interest in and to the Collateral, which action has been taken and completed, creates and constitutes a valid and perfected first priority security interest in the Collateral enforceable against all third parties in all jurisdictions securing payment of all obligations purported to be secured.

     (d)  Compliance. The execution and delivery of this Agreement and all other
          ----------
documents and instruments to be executed or delivered herewith and compliance with their terms as contemplated herein will not under any indenture, agreement, order, judgment or other instrument to which Borrower is a party or by which Borrower or its property may be bound or affected, or under Borrower's Articles of Organization or Operating Agreement, result in a breach of any of the terms or conditions of such indenture agreement, order, judgment or instrument, or result in the imposition of any lien, charge or encumbrance upon any properties of Borrower pursuant to or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event pursuant to which any holder or holders of Indebtedness may declare the same due and payable, and will not violate any provision of applicable law.

     (e)  Absence of Certain Changes or Events. Since its formation, Borrower
          ------------------------------------
has not: (i) suffered any material adverse change in its financial condition or in the operations of its business; (ii) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business; (iii) made any distribution on or in respect of its membership interests or declared any direct or indirect redemption, retirement, purchase or other acquisition by Borrower of such interests except for distributions to Members to pay taxes of Members on income of Borrower; (iv) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein; (v) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business; (vi) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, servicemark, tradename, brand name, copyright (or pending application for any patent, trademark, servicemark or copyright), invention, process, know-how, formulae or trade secret or interest thereunder or other intangible asset other than in the ordinary course of business; (vii) suffered any labor dispute, other than routine matters, none of which is material; (viii) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business; (ix) incurred any liabilities except in the ordinary course of business and consistent with past practice; (x) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind; (xi) made any capital expenditure or commitment for additions to property, plant or equipment except in the ordinary course of business; (xii) except as authorized by Borrower's Operating Agreement, paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its officers, directors or stockholder or any affiliate or associate of any of the foregoing; or (xiii) taken or agreed to take any action which would constitute a breach of any of the representations contained in this Agreement.

     (f)  Litigation. There are no actions, suits or proceedings (whether or not
          ----------
purportedly on behalf of Borrower) pending, or to the knowledge of Borrower threatened, against or affecting Borrower or any of its properties at law or in equity or before or by any person, which, if adversely determined, would have a material adverse effect on the business, properties or financial condition of Borrower or which might materially affect the ability of Borrower to perform its obligations hereunder or any other document, instrument or agreement issued in connection herewith. Borrower is not in default with respect to any applicable laws and/or regulations which affect the operations and/or financial condition of Borrower nor is Borrower in default with respect to any order, writ, injunction, demand or decree of any court or any Person or in default under any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound, default under which might have consequences which might adversely affect the business, properties or financial condition of Borrower or which might affect the ability of Borrower to perform its obligations hereunder or any other document, instrument or agreement issued in connection herewith.

     (g)  Title and Related Matters. Borrower has good and marketable title to
          -------------------------
all its properties, interests in properties and assets, real and personal, including without limitation the Collateral, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. The equipment of Borrower necessary to the operations of its business is in good operating condition and repair. All real or personal property leases to which Borrower is a party are valid, binding, enforceable and effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default.

     (h)  Patents, Trademarks, Tradenames, Copyrights, Know-How and other
          ---------------------------------------------------------------
Proprietary Rights.
------------------

          (1) Borrower owns all right, title and interest in and to all patents, copyrights, technology, software, know-how, processes, trade secrets, trademarks, servicemarks and tradenames used in or necessary for the conduct of Borrower's business as presently conducted or contemplated (including all right, title and interest in the Golf Guides), free and clear of all liens, mortgages, charges, pledges, claims and encumbrances. All of Borrower's trademark or tradename registrations related to any and all of Borrower's copyrights in any of Borrower's Products are valid and in full force and effect, except that not all such copyrights have been registered with the U.S. copyright office; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against Borrower by any person challenging Borrower's use or distribution of, any patents, trademarks, tradenames, servicemarks, copyrights, trade secrets, software, technology, know-how or processes utilized by Borrower or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Borrower of any of Borrower's Products. None of Borrower's Products nor the use of any patents, trademarks, servicemarks, tradenames, copyrights, software, technology, know-how or processes by Borrower in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark, servicemark or tradename.

          (2) Except as to rights which may arise after the date of this Agreement and are disclosed to Lender prior to advances being made hereunder after such rights arise, no third party has any right, title or interest in or to Borrower's Products.

          (3) Except as to rights which may arise after the date of this Agreement and are disclosed to Lender prior to advances being made hereunder after such rights arise, no third party has any right to manufacture, reproduce, distribute, market or exploit any of Borrower's Products or any adaptations, translations, or derivative works based on Borrower's Products or any portion thereof. No third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Borrower's Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

          (4) For purposes of this Agreement, the term "Borrower's Products" will mean the Golf Guides and any other books, multimedia products or other materials marketed, published, distributed, packaged or otherwise exploited by Borrower or under development, including all patents, trade secrets, copyrights, trademarks, servicemarks, tradenames, trade dress, processes, inventions, know-how and other proprietary rights related thereto.

          (5) No employee of Borrower is in violation of any term of any employment contract, nondisclosure agreement or any other contract or agreement relating to the relationship of any such employee with Borrower or any other party because of the nature of the business conducted by Borrower or proposed to be conducted by Borrower.

     (i)  Employee Benefit Plans. There is no unfunded prior service cost with
          ----------------------
respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Borrower. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Borrower conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974, as amended, to the extent that failure to so conform would have a material adverse effect on Borrower.

     (j)  Insurance. Borrower has all insurance required by this Agreement and
          ---------
all insurance is in such amounts as are reasonable and adequate against all risks usually insured against by persons operating similar properties in the localities where such properties are located under valid and enforceable policies issued by insurers of recognized responsibility and such policies will not in any way be affected by, or terminate or lapse by reason of this Agreement or the transactions contemplated herein.

     (k)  Governmental Authorizations and Regulations. All licenses, franchises,
          -------------------------------------------
permits and other governmental authorizations held by Borrower are valid and sufficient for the business presently carried on by Borrower. The business of Borrower is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a material adverse effect on such business.

     (l)  Taxes. Borrower has filed or caused to be filed all tax returns which
          -----
are required to be filed by it, pursuant to the laws, regulations or orders of each person with taxing power over Borrower or the assets of Borrower. Borrower has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or otherwise or pursuant to any assessment received by Borrower, except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles and practices) have been provided. The charges, accruals and reserves in respect of income taxes on the books of Borrower are adequate (determined in accordance with generally accepted accounting principles and practices). Borrower knows of no proposed tax assessment against it and no extension of time for the assessment of federal, state or local taxes of Borrower is in effect or has been requested except as disclosed to Lender in writing.

     (m)  Accurate Information. All information heretofore, herein or hereafter
          --------------------
supplied to Lender by or on behalf of Borrower, including information with respect to the Collateral, is and will be accurate and complete. No statements by Borrower contained in this Agreement and the Exhibits attached hereto or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     (n)  Use of Proceeds. Borrower will use the proceeds of the Loans only for
          ---------------
the purposes permitted by this Agreement.

     (o)  Capital. Borrower now has capital sufficient to carry on its business
          -------
and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature.

     (p)  Title to Collateral. Borrower has good, indefeasible, and merchantable
          -------------------
title to and ownership of the Collateral, free and clear of all liens, claims, security interests, and encumbrances except those of Lender. With respect to each item of the Collateral, Lender's security interest therein constitutes a first lien, with priority over all other interests or liens upon such item of Collateral;

     (q)  Compliance With Laws.  Borrower is not in violation of any applicable
          --------------------
statute, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or Borrower's business, property, assets, operations or condition, financial or otherwise.

     (r)  No Defaults.  Borrower is not in default with respect to any note,
          -----------
indenture, loan agreement, mortgage, lease, deed, agreement relating to the borrowing of monies or other material agreement to which Borrower is a party or by which Borrower is bound.

     (s)  ERISA Compliance. Borrower has received no notice that it is not in
          ----------------
full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the regulations promulgated thereunder and, to the best of its knowledge, there exists no event described in
Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, with respect to Borrower.

     (t)  Location of Offices.  The offices and/or locations where Borrower
          -------------------
keeps the Collateral (except for that Inventory which is in transit) and its books and records concerning the Collateral are at 70 Bedford Street, New York, New York 10014 and include and correctly designate Borrower's chief executive offices and places of business and are Borrower's sole offices and places of business.

     (u)  Principal Place of Business; Location of Collateral. Borrower's
          ---------------------------------------------------
principal place of business is located at 70 Bedford Street, New York, New York 10014. The locations of Borrower's Equipment and Inventory as well as the locations of Borrower's books and records are at such location.

5.  Affirmative Covenants of the Borrower.  Until payment in full of the
    -------------------------------------
Obligations or the financing arrangements between Lender and Borrower are terminated, whichever will later occur, Borrower agrees that:

    (a) Financial Statements and Reports.  Borrower will furnish to Lender:
        --------------------------------

        (1) As soon as practicable after the end of each fiscal year of Borrower, and in any event within sixty (60) days thereafter, a complete, certified copy of its annual report which will include the balance sheet of Borrower as of the close of the fiscal year, and the income statement for such year, prepared in accordance with generally accepted accounting principles consistently applied; if requested by Lender, such statements shall be audited by certified public accountants selected by Borrower and satisfactory to Lender, in its sole discretion, and contain the unqualified opinion of such accountants, provided that Lender shall pay the cost of such audit;

        (2) As soon as available but no later than thirty (30) days after the close of each calendar month Borrower's unaudited balance sheet as of the close of such month and its statements of income and changes in financial position for that portion of the fiscal year ending with such month, certified by the President of Borrower as being complete and correct, prepared in accordance with generally accepted accounting principles (but without notes or normal year-end adjustments), and fairly presenting Borrower's financial condition and results of operations;

       (3) Immediately upon its preparation, any application or claim for any patent, trademark, servicemark, copyright or tradename which Borrower uses or intends to make use of in its business;

       (4) Immediately upon the opening or use of any new location for any Collateral or upon the removal of any Collateral from its locations described herein to any other location, a revised schedule showing the new location or locations of such Collateral; and

       (5) Promptly, such other financial information as Lender may reasonably request.

   (b)  Maintain Accuracy of Representations and Warranties.  Borrower will
        ---------------------------------------------------
maintain the accuracy of all representations and warranties as if such representations were being made on a continuing basis.

   (c)  Other Information.  Borrower will (1) maintain accurate books and
        -----------------
records concerning its business; (2) furnish to Lender such information statements, lists of property and accounts, schedules listing all patents, trademarks, servicemarks, copyrights or tradenames which will be used in Borrower's business to a substantial degree, whether or not any application or claim therefor is prepared or filed with the proper authorities, budgets, forecasts or reports as

Lender may reasonably request with respect to the business, affairs and financial condition of Borrower; and (3) permit Lender or representatives thereof at any reasonable time or times to inspect the properties of Borrower and to inspect, audit and examine the books or accounts of Borrower and to make copies thereof and to take extracts therefrom and to discuss Borrower's business and financial condition with accountants, officers and directors of Borrower.

     (d)  Expenses. Immediately upon demand of Lender, Borrower will pay all
          --------
out-of-pocket expenses of Lender (including, but not limited to, fees and disbursements of Lender's counsel) incident to the performance of any services or the provision of any product in connection with this Agreement or the protection of the rights of Lender under this Agreement, and the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise. All expenses incurred by Lender under this Paragraph will be deemed Loans hereunder, secured by the Collateral and payable upon demand. The obligations of Borrower under this Paragraph will survive payment of the Obligations and the termination of this Agreement.

     (e)  Notification. Borrower will notify Lender promptly, by written notice,
          ------------
of any condition or event which has resulted or might result in (1) a material adverse change in Borrower's financial condition or operations; (2) a breach of or noncompliance with any term, condition or covenant contained herein or in any document delivered pursuant hereto; (3) any representation or warranty becoming inaccurate or incomplete if given as of such date; or (4) any Event of Default, or any event which upon lapse of time or notice or both would become an Event of Default. For purposes of item (1) of this notification provision, Borrower need notify Lender only of conditions or events which alone or which taken together with other conditions and events existing at the notification date would materially adversely change Borrower's financial condition or operations in the amount of $25,000 or more.

     (f)  ERISA Reports.  If Borrower is or becomes at any time subject to ERISA
          -------------
reporting requirements, Borrower will furnish to Lender: (1) as soon as possible and in any event within thirty (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (2) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation copies of each annual report with respect to each Plan; and (3) promptly after receipt thereof a copy of any notice Borrower or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan; provided, however, that this Paragraph 5(f) will not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service.

     (g)  Insurance. Without limiting Borrower's insurance obligations with
          ---------
respect to the Collateral as provided in Paragraph 2(d), Borrower will at all times keep its insurable properties adequately insured and maintain insurance to such extent and against such risks as is customary for companies of comparable size in the same or a similar business and property in the same general areas.

     (h)  Litigation. Borrower will promptly give notice to Lender in writing of
          ----------
any proceedings (whether or not purportedly on behalf of Borrower) against Borrower involving amounts in excess of $50,000, any substantial claim or dispute which may exist between Borrower and any Person, any labor controversy resulting in or threatening to result in a strike against Borrower, or any proposal by any public authority to acquire a material portion of the assets or business of Borrower. Borrower will further appear in and defend any action or proceeding which may affect its title to or Lender's interest in the Collateral.

     (i)  Other Debt.  Borrower will promptly pay and discharge any and all
          ----------
Indebtedness whether for borrowed money or otherwise, liens, charges, all taxes and assessments or obligations when due, and before any penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of Borrower, except such as may in good faith be contested or disputed or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained to the satisfaction of Lender in accordance with generally accepted accounting principles and practices for the eventual payment thereof. If it is found that such indebtedness, obligation or tax is an Indebtedness, obligation or tax payable by Borrower, when such dispute or contest is settled and determined, Borrower will promptly pay the full amount then due.

     (j)  Maintenance of Existence.  Borrower will preserve and maintain its
          ------------------------
legal existence and all rights, privileges and franchises necessary or desirable in the normal conduct of its business, will conduct its business in an orderly, efficient and regular manner, and will comply with all applicable laws and regulations of any Person and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound if failure to so comply would have a material adverse effect on the business, properties or condition (financial or otherwise) of Borrower. Borrower will take all action necessary to qualify and will be authorized by the proper authorities to conduct its business in all jurisdictions in which its ownership of property or conduct of business legally requires such authorization.

     (k)  Cooperation.  From time to time Borrower will execute and deliver or
          -----------
cause to be executed and delivered to Lender any and all instruments, documents and agreements and do or cause to be done any and all other acts reasonably deemed necessary by Lender to effect the provisions and purposes of this Agreement and the documents, instruments and agreements referred to herein.

     (l)  Other Agreements.  Borrower will observe and perform all covenants and
          ----------------
agreements of any document, instrument or agreement executed by Borrower in connection with the transactions contemplated hereby.

     (m)  Additional Payments.  If any applicable law, regulation or guideline
          -------------------
or any interpretation thereof by any governmental authority charged with the administration thereof, or any change therein, subjects Lender to any tax of any kind whatsoever with respect to any Loan or other Obligation of Borrower to Lender hereunder, or changes the basis of taxation of payments to Lender of principal or interest payable on any such Loans or other Obligations (except for changes in the rate of tax based solely on the overall net income of Lender) or imposes, modifies or deems applicable any reserve requirement against assets held by or deposits or other liabilities in or for the account of, or loans by, Lender or imposes on Lender, directly or indirectly, any of the conditions affecting such advance or the cost of U.S. dollar deposits obtained by Lender in the interlender market, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining such Loans or other Obligations by an amount which Lender deems to be material, then Borrower will pay to Lender upon its demand the additional amount or amounts necessary to compensate Lender for such additional cost. Absent manifest error, Lender's statement will be conclusive as to any additional amount to be paid. Borrower will pay to Lender all principal of and interest on any Loan or other Obligation free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings and fees. If Borrower is or may become required to pay any such costs, Borrower may elect to prepay any outstanding Loans or other Obligations, together with any such costs and any additional costs associated with such prepayment, including without limitation any losses associated with redeployment of prepaid amounts at rates different from that borne by such prepaid Loans or other Obligations.

6.  Negative Covenants of Borrower.  Until all Obligations of Borrower to Lender
    ------------------------------
will have been paid in full, or the financing arrangements between Lender and Borrower are terminated, whichever will later occur, without the prior written consent of Lender, Borrower will not:

    (a)  Collateral. Waive, amend or vary the terms of any Collateral, or
         ----------
consent to the termination or rescission thereof, or waive or consent to a postponement of strict compliance on the part of any obligor with any term, provision or covenant of any Collateral, or forbear or grant, in any other manner, indulgence to any obligor.

    (b)  Distributions. (i) Make any distributions whatsoever upon any of
         -------------
Member's interests in Borrower, other than distributions to pay for taxes on Borrower's income, (ii) make any other distributions of Borrower's property or assets whatsoever or (iii) pay distributions upon any of Borrower's interests at any time or in any manner which is contrary to or not in compliance with applicable law.

     (c)  Material Claims.  Institute any material litigation against any third
          ---------------
party or settle any material litigation or claim with any third party.

     (d)  Liens. Create, incur, assume or suffer to exist any lien (including
          -----
any encumbrance or security interest) of any kind upon any of its assets, whether now owned or hereafter acquired, except in favor of Lender and (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the satisfaction of Lender for the eventual payment thereof; if it is found that such is payable by Borrower; (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue; and (iii) Purchase money liens (including vendor's rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) given simultaneously with or within ninety (90) days after the acquisition of office equipment used in Borrower's business on such equipment hereafter acquired by Borrower for such use and not heretofore owned by Borrower; provided, however, that the amount of each such lien will not exceed eighty percent (80%) of the purchase price of the office equipment to which such lien applies).

     (e)  Sale of Assets. Sell the accounts, contract rights or other rights to
          --------------
the payment of money pertaining to its business or sell, lease, license, abandon or otherwise dispose of, directly or indirectly, any of its assets except in the ordinary course of business.

     (f)  Consolidation, Merger, etc. Consolidate with or merge into, sell
          --------------------------
(whether in one transaction or in a series of transactions) all or any substantial part its assets to any Person, reorganize, restructure or dissolve.

     (g)  Guarantees and Acquisitions. Guaranty the obligations of any Person,
          ---------------------------
make any equity contribution to, or acquire by purchase of stock or by purchase of assets, in exchange for cash or partnership interests or securities of any other Person, all or any substantial division or portion of the assets and business of any other Person.

     (h)  No Indebtedness. Create, incur, assume or suffer to exist, or
          ---------------
otherwise become or be liable in respect of any Indebtedness other than to Lender, except trade debt incurred in the ordinary course of business.

     (i)  Loans and Advances. Make loans or otherwise extend credit (other than
          ------------------
on account of sales of inventory) to or make any investment in any Person, including its officers and directors.

     (j)  Location of Books. Remove its books and records concerning the
          -----------------
Collateral, or the Collateral (except for that Inventory which is in transit), from the locations described herein or keep any of such books and records or the Collateral at any other office or location, unless Borrower gives Lender written notice thereof at least thirty (30) days prior thereto and the same is within the continental United States of America.

     (k) Fictitious Name. Use any other corporate or any fictitious name without
         ---------------
at least thirty (30) days' prior written notice to Lender.

     (l) Capital Expenditure. Make capital expenditures (including capitalized
         -------------------
lease obligations) not contained on a Budget approved by Lender.

7.  Events of Default.  The following events will constitute an "Event of
    -----------------
Default" hereunder:

    (a)  Payment of Obligations.  Borrower will default in the due and punctual
         ----------------------
payment of the Obligations;

    (b)  Performance of other Terms. Borrower will materially fail to perform or
         --------------------------
observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in this Agreement;

    (c)  Inaccurate Representations. Any representation or warranty made in
         --------------------------
writing by or on behalf of Borrower herein or otherwise in connection with the transactions contemplated hereby or any report, certificate, financial or other instrument furnished in connection with this Agreement will be inaccurate or incomplete in any material respect whether due to inaccuracy on the date as of which made or due to subsequent events or the passage of time;

    (d)  Default Under Other Agreements. A default will occur under any material
         ------------------------------
evidence of Indebtedness issued, assumed or guaranteed by Borrower or under any material indenture, agreement or other instrument under which the same may be issued or under any material contract, agreement or other obligation to which Borrower is a party or its property is subject or there will occur any event upon the occurrence of which any holder or holders of any material Indebtedness outstanding thereunder may declare the same due and payable;

     (e)  Judgments. A judgment (whether or not final) for the payment of money,
          ---------
in excess of $50,000 will be rendered against Borrower, and Borrower will not discharge the same or cause it to be discharged within thirty (30) calendar days from the entry thereof, or will not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

     (f)  Suspension of Business; Insolvency. Borrower will suspend or
          ----------------------------------
discontinue its business or be adjudicated a debtor or insolvent, or generally not pay its debts as they become due (within the meaning of 11 U.S.C. (S) 303(h) as at any time amended or any successor statute thereto), or make an assignment for the benefit of creditors; or Borrower will apply for or consent to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such custodian, receiver, trustee or similar officer will be appointed without the application or consent of Borrower and such appointment will continue undischarged for a period of sixty (60) days; or Borrower will institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding will be instituted (by petition, application or otherwise) against Borrower and will remain undismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment or execution or similar process will be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process will not be released, vacated or fully bonded within thirty (30) days after its issue or levy; or any order for relief will be entered against Borrower under Title 11 of the United States Code; or Borrower will take any action to effect or which indicates its acquiescence to any of the foregoing.

8.  Remedies Upon Event of Default.  Upon the occurrence of an Event of Default
    ------------------------------
under Paragraph 7(f) above automatically, and, upon the occurrence of one or more Events of Default under any of Paragraph 7(a) through 7(e) at the option and upon the declaration of Lender, provided that Borrower has not cured any curable Event of Default within ten (10) business days after notice from Lender:

     (a) Lender's obligation to make any Loan hereunder will terminate and all Obligations owed to Lender will, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, whereupon the same will become immediately due and payable, and Lender may immediately, and without expiration of any period of grace, enforce all Obligations of Borrower to it under this Agreement and exercise any and all other remedies granted to it at law, in equity or otherwise.

     (b) Despite the provisions of Section 8(a), unless the Event of Default is the failure of Borrower to make the Final Principal Payment when due or is caused by a material breach by Callaway Editions of its obligations to Borrower, Lender shall not have the right to foreclose upon the Collateral until the Final Principal Payment is due.

     (c) In addition to all other rights provided herein or otherwise, but subject to Section 8(b), Lender will, when permitted to foreclose upon the Collateral under the terms of Section 8(b), have all the rights and remedies of a secured party under the UCC, and further, Lender may, without notice, demand or legal process of any kind (except as may be required by law), all of which Borrower waives, at any time or times, take physical possession of the Collateral and maintain such possession on Borrower's premises, at no cost to Lender, or remove the Collateral, or any part thereof, to such other place(s) as Lender may desire or Borrower will, upon Lender's demand, at Borrower's own cost and expense, assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender and Lender may sell and deliver any or all Collateral and any or all other security and collateral held by or for Lender at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender's sole discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. In addition to any disposition of the Collateral, Lender may, at its option, store, process, repair or recondition the Collateral or otherwise prepare it for disposition in any manner and to the extent Lender deems appropriate. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements will inure to Lender's benefit. Any requirement of reasonable notice will be met if such notice is mailed postage prepaid to Borrower at its address set forth herein at least five
(5) days before the time of sale or other disposition. The proceeds of sale will be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations. Lender will return any excess to Borrower and Borrower will remain liable to Lender for any deficiency. BORROWER (PURSUANT TO AUTHORITY GRANTED BY ITS BOARD OF DIRECTORS) HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING AND ALL RIGHTS OF SETOFF AND COUNTERCLAIM AGAINST LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

9.  Indemnification of Lender.
    -------------------------

    (a)  Scope.  Borrower will indemnify and hold harmless Lender and Lender's
         -----
shareholders, officers, directors, employees and agents (each, an "Indemnitee"), to the maximum extent permitted by law, from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts ("Liabilities") arising from any and all claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), (i) in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as a creditor of Borrower, or (ii) which relate to the property, business or affairs of Borrower whether or not the liability or expense accrued or related to, in whole or in part any time on, before or after the date of this Agreement, and whether or not Borrower acted intentionally, negligently or in good faith with respect to such Liability; provided, however, that in no event will the indemnity provided by this Paragraph apply to any Liabilities or Claims to the extent they are attributable to intentional or willful misconduct of the party seeking the benefit of such indemnity. In such regard, Borrower acknowledges that Lender is acting under this Agreement and with respect to the Loans as a third party creditor and not as a Member of Borrower and that Lender shall have no fiduciary obligations towards Borrower with respect to this Agreement or the Loans or any actions taken by Lender with respect thereto. To the fullest extent permitted by law, Borrower waives any claim which is contrary to the understandings in the prior sentence.

     (b)  Expenses. An Indemnitee's reasonable expenses (including legal fees
          --------
and costs) incurred in defending any proceeding will be paid by Borrower in advance of the final disposition of the proceeding upon receipt of the Indemnitee's agreement to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by Borrower as authorized hereunder.

     (c)  Remedies. The indemnification and advancement of expenses provided by
          --------
this Paragraph is in addition to any other rights to which the Indemnitee may be entitled under any agreement, as a matter of law or otherwise, whether as to action in the Indemnitee's capacity as Lender or as the shareholder, director, officer, employee or agent of Lender or in any other capacity, will continue as to an Indemnitee who has ceased to serve in such capacity and will inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. The parties intend this Paragraph to be liberally construed.

     (d)  Interested Transaction. No Indemnitee will be denied indemnification
          ----------------------
in whole or in part under this Paragraph because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was approved in accordance herewith or meets the standards provided hereunder.

10.  Defined Terms.  The following terms as used in this Agreement will have the
     -------------
following meanings:

     (a)  "Agreement" will mean this Agreement, as the same may be amended,
           ---------
extended, supplemented or superseded from time to time.

     (b)  "Borrower's Products" will have the meaning given in Paragraph 4(h)
           -------------------
hereof.

     (c)  "Business Plan" will have the meaning given in Paragraph 1(b) hereof.
           -------------

     (d)  "Code" will mean the Internal Revenue Code of 1986, as amended.
           ----

     (e)  "Collateral" will have the meaning given in Paragraph 2 hereof.
           ----------

     (f)  "Commitment" will have the meaning given in Paragraph 1(a) hereof.
           ----------

     (g)  "Controlled Group" will mean a "controlled group of corporations" as
           ----------------
defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(c) of the Code, of which Borrower is a part.

     (h)  "Dollars" and "$" will mean United States dollars or such coin or
           -------
currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in the United States of America.

     (i)  "Equipment" will mean all of Borrower's now owned and hereafter
           ---------
acquired equipment and fixtures, including, without limitation, furniture, machinery, vehicles and trade fixtures, together with any and all accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

     (j)  "ERISA" will mean the Employee Retirement Income Security Act of 1974,
           -----
as the same may from time to time be supplemented or amended, and any regulations promulgated thereunder.

     (k)  "Event of Default" will mean any of the events specified in Paragraph
           ----------------
7 hereof.

     (l)  "GAAP" or "generally accepted accounting principles" will mean
           ----
generally accepted accounting principles in the United States of America including, where appropriate, generally accepted auditing standards, the pronouncements and interpretations of appropriate accountancy administrative bodies (including, without limitation, the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis, as such principles are in effect on the date hereof.

     (m)  "General Intangibles" will mean all of Borrower's now owned and
           -------------------
hereafter acquired chooses in action, causes of action and all other intangible personal property of every kind and nature other than Receivables, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights and claims against carriers and shippers, insurance proceeds, and rights to indemnification.

     (n)  "Indebtedness" of any Person will mean all items of indebtedness and
           ------------
liability, including, without limitation, capitalized lease obligations, which, in accordance with generally accepted accounting principles and practices, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined and will also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     (o)  "Inventory" will mean all of Borrower's now owned and hereafter
           ---------
acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     (p)  "Loans" will mean, collectively, the loans made pursuant to Paragraph
           -----
1(a) hereof; severally, a "Loan".

     (q)  "Multi-employer Plan" will mean any multi-employer plan as defined in
           -------------------
Section 3(37) of ERISA to which the Borrower is required to contribute.

     (r)  "Obligations" will mean and include all present and future loans,
           -----------
advances, debts, covenants, duties, liabilities, obligations, letters of credit or acceptance transactions, trust receipt transactions, or any other financial accommodations, howsoever arising, owing by Borrower to Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement and all the other documents or instruments executed and delivered in connection herewith and therewith, including, without limitation, all principal of and interest on the Loans, all discounts and commissions on acceptances, all fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or incurred by Lender in connection with its dealings with Borrower.

     (s)  "Person" will mean any natural person, corporation, partnership, joint
           ------
venture, unincorporated organization, sole proprietorship, trust, business trust, firm, association, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

     (t)  "Plan" will mean any employee pension benefit plan maintained or
           ----
contributed to by Borrower or any subsidiary and subject to Title IV of ERISA.

     (u)  "Receivables" will mean all of Borrower's now owned and hereafter
           -----------
acquired accounts; proceeds of any letters of credit naming Borrower as beneficiary; contract rights; chattel paper; instruments; documents; insurance proceeds; and all obligations whatsoever owing to Borrower, including, without limitation, present and future rights to payment for goods, merchandise or Inventory sold or leased or for services rendered, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; all returned and repossessed goods now or hereafter in the possession or under the control of Borrower or Lender; together with all instruments and documents of title representing any of the foregoing, rights in any goods, merchandise or Inventory which any of the same may represent, and all right, title, remedies, security and guaranties (including contracts of suretyship, and deposit, credit and other insurance) with respect to each of the foregoing, including, without limitation, any right of stoppage in transit and any other rights or remedies of an unpaid vendor, lienor, or secured party.

     (v) "Reportable Event" will have the same meaning as that found in Section
          ----------------
4043 of ERISA.

     (w) "Tangible Personal Property" will mean all assets or items now or
          --------------------------
hereafter owned by Borrower or in which Borrower has or acquires any right of any nature, which asset or item does not constitute real property, Receivables, Inventory, Equipment or General Intangibles.

     (x)  "UCC" will mean the Uniform Commercial Code, as in effect from time to
           ---
time in the State of New York.

11.  Other Definitional Provisions.
     -----------------------------

     (a) All financial terms, except as their meanings may be modified by this Agreement, will have the meanings given them in accordance with GAAP.

     (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and Paragraph, subparagraph, schedule and Exhibit references are to this Agreement unless otherwise specified.

12.  No Right Due To Lender's Status As Member.  Borrower acknowledges that
     -----------------------------------------
Lender shall have no obligations or limitations under this Agreement arising from or relating to the fact that Lender is a Member of Borrower. Lender shall have no obligations under this Agreement due to such status and shall not be limited in any manner in enforcing its rights hereunder as a result of such status. Lender may enforce its rights hereunder as if an independent third party lender in all respects. To the fullest extent permitted by law, Borrower waives any claim or right which is contrary to the understandings in this Section.

13.  Miscellaneous.
     -------------

     (a) Entire Agreement. When this Agreement becomes effective, it, including
         ----------------
all Exhibits, will embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

     (b) Event of Default; Effect of Waiver.  An Event of Default which has been
         ----------------------------------
waived in writing by Lender will not constitute an Event of Default for purposes of this Agreement; provided, however, that no failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto will impair any right, power or remedy which Lender may have, nor will any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach of default under this Agreement or any document delivered pursuant hereto nor will any waiver of any breach or default of Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

     (c) Survival. All representations, warranties and agreements herein
         --------
contained on the part of Borrower will survive the making of the Loans hereunder and all such representations, warranties and agreements will be effective so long as any Obligations arising pursuant to the terms of this Agreement remain unpaid or for such longer period as may be expressly stated therein.

     (d)  Notices. All notices, requests, consents and demands hereunder will be
          -------
effective on the third business day following deposit in the mails, certified mail postage prepaid, or on the date personally delivered to an officer of the party to which sent or on the date transmitted by telex, in all cases addressed to the respective party at the address set forth below:

          Borrower:  Callaway Golf Media Ventures, LLC
                     70 Bedford Street
                     New York, New York 10014

          Lender:    Callaway Golf Company
                     2285 Rutherford Road
                     Carlsbad, California 92008
                     Attn:  Donald H. Dye, President & CEO

                With a copy to:

                     Callaway Golf Company
                     2285 Rutherford Road
                     Carlsbad, California 92008
                     Attn:  Legal Department

Either party may change the address to which notices are to be sent by notice of such change to the other party given as provided herein.

     (e)  Termination.  This Agreement will terminate when all Obligations of
          -----------
Borrower will have been discharged in full.

     (f)  Separability of Provisions. In any case any one or more of the
          --------------------------
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired there by.

     (g)  Successors and Assigns. This Agreement will be binding upon and inure
          ----------------------
to the benefit of Borrower, Lender and their respective successors and assigns; provided, however, that Borrower may not transfer its rights to borrow under this Agreement without the prior written consent of Lender.

     (h)  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts all of which taken together will constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart.

     (i)  Choice of Law and Choice of Forum. This Agreement will be governed by
          ---------------------------------
and construed in accordance with the laws of the State of California as applied to contracts entered into and to be performed in said state between residents thereof. BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF CALIFORNIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME WILL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. BORROWER HEREBY APPOINTS EACH OF LENDER'S VICE PRESIDENTS OR SUCH OTHER EMPLOYEES OF LENDER AS LENDER MAY FROM TIME TO TIME HEREAFTER DESIGNATE, AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN NEW YORK AND LENDER AGREES TO PROMPTLY FORWARD, BY CERTIFIED MAIL, ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS SET FORTH HEREIN. BORROWER WAIVES TRIAL BY JURY, ANY OBJECTION BASED ON FORUM NONCONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS PARAGRAPH WILL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     (j)  Amendment and Waiver. Neither this Agreement nor any provisions hereof
          --------------------
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     (k)  Effect of Termination. No termination or cancellation (regardless of
          ---------------------
cause or procedure) of this Agreement or of any guaranty of the Obligations will in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Collateral (including Collateral obtained by Borrower after termination) and/or
(iii) any of Borrower's undertakings, agreements, covenants, warranties and representations contained in this Agreement and all such undertakings, agreements, covenants, warranties and representations will survive such termination or cancellation.

     (l)  No Requirement of Note. If any Loan is not evidenced by a promissory
          ----------------------
note, such loans and advances will be evidenced solely by entries upon Lender's books and records.

     (m)  One Loan.  All of the Obligations will constitute one loan secured by
          --------
Lender's security interest in the Collateral and by all other security interests, liens, claims, and encumbrances now and from time to time hereafter granted by Borrower to Lender. Lender may, in its sole discretion, (i) exchange, enforce, waive or release any security or portion of the Collateral, and any mortgages or trust deeds in favor of Lender relating to any real property owned by Borrower, (ii) apply such security or Collateral and direct the order or manner of sale thereof as Lender may, from time to time, determine, and (iii) settle, compromise, collect or otherwise liquidate any such security or Collateral for the Obligations in any manner following the occurrence of an Event of Default without affecting or impairing Lender's right to take any other further action with respect to any security or Collateral for the Obligations or any part thereof.

     (n)  Reapplication.  Lender will have the continuing and exclusive right to
          -------------
apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     (o)  Attorneys' Fees and Costs. Borrower will reimburse Lender for all
          -------------------------
costs and expenses incurred by Lender or for which Lender becomes obligated, including but not limited to, attorneys' and paralegals' fees, lien and title search and insurance policy fees, costs and expenses and all taxes and filing or recording fees payable in connection with (i) any inspection and/or verification of the Collateral, (ii) any proceeding relating to this Agreement or the Collateral (iii) actions taken with respect to the Collateral and Lender's security interest therein, and (iv) enforcement of any rights and remedies of Lender with respect to the Obligations or Collateral. All of the foregoing fees, costs and expenses may be charged to Borrower's loan account and will be part of the Obligations, payable upon demand, and secured by the Collateral.

     (p)  Injunctive Relief. Borrower recognizes that, if Borrower fails to
          -----------------
perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, will be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (q)  Set-Off. Borrower agrees that Lender may exercise its rights of setoff
          -------
upon the occurrence of an Event of Default with respect to the Obligations in the same manner as if the Obligations were unsecured.

     (r)  Release of Financial or Other Information Provided by Borrower.
          --------------------------------------------------------------
Borrower agrees that Lender may furnish any financial or other information concerning Borrower heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any of the Loans made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

     (s)  Exhibits.  All Exhibits hereto are hereby incorporated herein by this
          --------
reference.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Borrower:                                      Lender:

CALLAWAY GOLF MEDIA VENTURES,                  CALLAWAY GOLF COMPANY,
LLC, a California limited liability company    a California corporation


By:___________________________                 By:______________________________
   Nicholas Callaway, Manager                     Donald H. Dye, President & CEO

                                  Exhibit "A"
                                  Loan Funding

The Loan will be funded as follows:

      $1,500,000   upon formation of the Venture
      $  500,000   March 1, 1998
      $1,000,000   June 1, 1998
      $1,000,000   September 1, 1998
      $1,500,000   December 1, 1998
      $2,000,000   March 1, 1999

During this period and thereafter, Borrower and Lender will meet every six months to determine cash flow needs. Funding after March 1, 1999 of amounts beyond those stated above will be determined every six months based upon the mutually determined cash flow needs of Borrower (subject to Lender's rights hereunder); however, it is anticipated that additional amounts will be advanced as follows:

      $1,000,000   June 1, 1999
      $  500,000   September 1, 1999
      $4,000,000   December 1, 1999
up to $7,000,000   March 1, 2000

It is the intent to provide Borrower with adequate cash flow, including reserves. The foregoing schedule may be adjusted if the milestones described below are not being met or are being exceeded. In addition, after the foregoing period, schedules will be established so as to continue to provide adequate cash flow and reserves to Borrower.

All funding assumes that progress is being made to meet the following milestones by the following dates:

October 31, 1998   Review of Final Layouts of Guides 1, 2 & 3
April 30, 1999     Review of Final Layouts of Guides 4, 5 & 6
October 31, 1999   Review of Final Layouts of Guides 7, 8 & 9
April 30, 2000     Review of Final Layouts of Guides 10, 11 & 12
October 30, 2000   Review of Final Layouts of Guides 13, 14 & 15
April 30, 2001     Review of Final Layouts of Guides 16, 17 & 18

Approval of final layouts of the Guides is at the discretion of Lender. Funding shall be adjusted if such milestones are not met.

In addition, it is understood that funding which is intended to fund the publication of additional Guides shall be halted if Lender, in its capacity as a Member of Borrower, determines not to publish such Guides. To evaluate the success of the Guides, Borrower and Lender shall review the publishing successes and failures of the Guides on the following dates:

October 31, 1999       Review of Success of Guides 1, 2 & 3
April 30, 2000         Review of Success of Guides 4, 5 & 6
October 31, 2000       Review of Success of Guides 7, 8 & 9
April 30, 2001         Review of Success of Guides 10, 11 & 12
October 30, 2002       Review of Success of Guides 13, 14 & 15
April 30, 2002         Review of Success of Guides 16, 17 & 18

Evaluation of the success of the Guides is at the discretion of Lender as a Member of Borrower and Borrower shall have no rights or remedies whatsoever if Lender in its discretion determines not to publish any of the Guides.

                             CERTIFICATE OF MEMBERS

We hereby certify that the foregoing Operating Agreement, consisting of 28 pages, plus Exhibits A, B and C, constitutes the Operating Agreement of Callaway Golf Media Ventures, LLC, a California limited liability company, adopted by the Members of the Company as of January 26, 1998.

CALLAWAY GOLF COMPANY, a
California corporation


By: ____________________________    Date: __________________
    Donald H. Dye
    President and Chief Executive Officer

"Editions":

CALLAWAY EDITIONS, INC., a
Delaware corporation


By: ____________________________    Date: __________________
    Nicholas Callaway
    President

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